UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12.

LIFE STORAGE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than Registrant)

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6467 Main Street

Williamsville, New York 14221

Dear Shareholder:

You are cordially invited to attend the 2018 Annual Meeting of Shareholders of Life Storage, Inc. on Thursday, May 31, 2018 at the Company’s headquarters, 6467 Main Street, Williamsville, New York 14221. The 2018 Annual Meeting will begin promptly at 9:00 a.m. (E.D.T.).

The enclosed Notice and Proxy Statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote “FOR” the election of eight directors to serve until the 2019 Annual Meeting of Shareholders, “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2018, and “FOR” the proposal to approve the compensation of the Company’s executive officers.

The vote of every Shareholder is important. You may vote your shares via the toll free telephone number or via the Internet (see instructions on the enclosed proxy card) or you may sign and date the accompanying proxy card and return it in the postage paid envelope provided. Please note that the toll free telephone number is available only for calls originating in the United States. For calls from other locations, please see the alternate number provided on the enclosed proxy card. Returning your completed proxy card will not prevent you from voting in person at the meeting should you be present and wish to do so or from changing your vote before the meeting. Please take the time to vote. As explained in the Proxy Statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another Shareholder, please bring written confirmation from the record owner that you are acting as a proxy. If you will need special assistance at the meeting, please contact Life Storage Investor Relations at (716) 633-1850.

The Board of Directors and management look forward to greeting those Shareholders who are able to attend the Annual Meeting.

Sincerely,

Andrew J. Gregoire

Secretary

April 19, 2018

6467 Main Street

Williamsville, New York 14221

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

When:	Thursday, May 31, 2018 • 9:00 a.m. (E.D.T.)

Where:	Life Storage headquarters

6467 Main Street, Williamsville, New York 14221

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Life Storage, Inc. (the “Company”) will be held at the Company’s headquarters, 6467 Main Street, Williamsville, New York 14221, on Thursday, May 31, 2018, at 9:00 a.m. (E.D.T.), to consider and take action on the following:

Items of Business:

1.	The election of the eight directors of the Company named in this proxy statement to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2.	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018.

3.	Proposal to approve (on a non-binding basis) the compensation of the Company’s executive officers.

4.	The transaction of such other business as may properly come before the meeting or any adjournments thereof.

Record Date:

FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only Shareholders of record at the close of business on April 17, 2018 will be entitled to notice of the meeting and to vote at the meeting.

  Voting:

Shareholders who will be unable to attend the Annual Meeting in person may attend the meeting by proxy. Such Shareholders are requested to complete, date, sign and return the proxy card in the envelope enclosed or to vote their shares by telephone or via the Internet as described on the enclosed proxy card.

By Order of the Board of Directors,

Andrew J. Gregoire

Secretary

Williamsville, New York

April 19, 2018

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 31, 2018

The Proxy Statement, Form 10-K for the year ended December 31, 2017 and the Annual Report to Shareholders are available at www.lifestorage.com/2018annualmeeting

6467 Main Street

Williamsville, New York 14221

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Life Storage, Inc. (the “Company”) for the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 31, 2018 at 9:00 a.m. (E.D.T.) at the Company’s headquarters, 6467 Main Street, Williamsville, New York 14221, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed form of proxy are first being mailed to Shareholders on or about April 19, 2018.

Shareholders of record may vote by (i) attending the meeting and voting in person, (ii) using the toll-free telephone number shown on the proxy card, (iii) voting via the Internet at the address shown on the proxy card, or (iv) marking, dating, signing and returning the enclosed proxy card. Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. The proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy (including a telephone or Internet vote) as of a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting alone will not act to revoke a prior proxy.

The entire cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will reimburse brokerage firms, banks and other securities custodians for their expenses in forwarding proxy materials to their principals. Solicitations other than by mail may be made by officers or by employees of the Company without additional compensation.

Only Shareholders of record at the close of business on April 17, 2018 are entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. At the close of business on April 17, 2018, there were issued and outstanding 46,514,198 shares of the Company’s common stock (“Common Stock”). Each share of Common Stock has one vote. A majority of shares entitled to vote at the Annual Meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other purposes. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining whether a quorum is present. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

Note to Beneficial Owners.

Under the rules of the New York Stock Exchange (“NYSE”), brokers or nominees have the authority to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the selection of the Company’s independent registered public accounting firm, without instructions from the beneficial owner of those shares. The election of directors, and the non-binding vote on the compensation of the Company’s executive officers are considered “non-routine” matters. As a result, if a broker or nominee does not

Life Storage, Inc. 2018 Proxy Statement

receive voting instructions from the beneficial owner of shares held by such broker or nominee, those shares will not be voted and will be considered broker non-votes with respect to those “non-routine” matters. Therefore, it is very important for beneficial owners holding shares in this manner to provide voting instructions to their broker or other nominee.

The Company has enclosed with this Proxy Statement a copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2017, including the financial statements and schedules thereto.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 31, 2018

The Proxy Statement, Form 10-K for the year ended December 31, 2017 and the Annual Report to Shareholders are available at www.lifestorage.com/2018annualmeeting.

Life Storage, Inc. 2018 Proxy Statement

COMPANY BRIEF

Life Storage Locations as of December 31, 2017

As of 12/31/17

Life Storage, Inc. 2018 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

It is intended that the proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nominees for director named below. Our bylaws provide that in an uncontested election the affirmative vote of a majority of the total of votes cast for or withheld as to a nominee at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. The nominees proposed are all presently members of the Board of Directors.

Robert J. Attea and Kenneth F. Myszka, each presently directors of the Company, have advised the Company that they will not be standing for re-election for additional terms as directors. Both Messrs. Attea and Myszka have been directors of the Company since the Company’s initial public offering in 1995. Messrs. Attea and Myszka will continue to be members of the Board of Directors until the Annual Meeting. Effective as of the date of the Annual Meeting, the size of the Board will be reduced from ten to eight. As such, the number of directors to be elected at the Annual Meeting shall be eight. Proxies cannot be voted for a greater number of persons than eight director nominees. David L. Rogers, Dana Hamilton and Edward J. Pettinella were appointed as directors of the Company effective as of March 20, 2018 and, as set forth in a Cooperation Agreement between the Company and Land & Buildings Capital Growth Fund, LP (“Land & Buildings”), and its affiliates, are included as nominees for the Board.

Nominees for Election to the Board of Directors

The nominees named herein will hold office until the next succeeding Annual Meeting of Shareholders and until their successors are duly elected and qualified. In the event any nominee becomes unavailable to stand for election, it is intended that the persons named in the proxy may vote for a substitute recommended by the Nominating and Governance Committee of the Board of Directors subject to Board approval. Alternatively, the Board may reduce the size of the Board or may determine to leave the vacancy unfilled. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as directors.

Set forth below is a brief description of the business experience during the last five years of each of our nominees for election as directors. This description also includes the principal occupation of, and directorships held by, each director for at least the past five years, as well as the specific experience, qualifications, attributes and skills that led to the conclusion that each director should serve as a member of the Board of Directors.

Life Storage, Inc. 2018 Proxy Statement

David L. Rogers Age: 62 CEO and Director Independent: No Buffalo, New York

Experience & Qualifications:

Mr. Rogers, a co-founder of the Company, serves as the Company’s Chief Executive Officer, a position he has held since 2012. Before assuming his current role, Mr. Rogers served as the Company’s Chief Financial Officer and Secretary from 1995 to February 2012, Vice President of Finance of the Company’s predecessor from 1988 to 1995 and Controller and Due Diligence Officer of such predecessor from 1984 to 1988. Prior to joining the Company, Mr. Rogers spent seven years as an accountant and systems analyst in both the public and private sectors. He serves on the Board of Advisors of the National Association of Real Estate Trusts (“NAREIT”) and is a regular presenter at national and regional meetings of the Self Storage Association. As Chief Executive Officer of the Company, he brings to the Board of Directors intimate knowledge of the Company and extensive experience in finance, real estate and investor relations. He also is a key contributor in the development and execution of the Company’s business strategy and provides invaluable expertise related to the self-storage industry.

Director Since: 2018

Charles E. Lannon Age: 70 Director Independent: Yes Buffalo, New York

Experience & Qualifications:

Mr. Lannon is and has been the President of Strategic Advisory, Inc., a consulting firm, since 1995. Strategic Advisory, Inc. provides consulting and advisory services to companies seeking capital, transactional and financial guidance. Also, since 1995 he has served as an officer and board member of several non-public companies. In 1995, he co-founded Northtowns Imaging, Inc., a medical diagnostic imaging company, that was sold in 1999. From 2009 to 2015 Mr. Lannon was Vice Chairman of the Board of Kinex Pharmaceuticals LLC, a cancer drug pharmaceutical company, which changed its name to Athenex, Inc. and began publicly trading in 2017. Since 2013 he has served on the board of Royal Oak Realty Trust Inc., a private REIT, where he currently is the lead independent director and serves on various committees. Prior to 1995, Mr. Lannon was involved in the self-storage industry for over 10 years. Such collected experience allows him to provide the Board of Directors with significant assistance related to investor relations, strategic and transactional matters. He also has an excellent understanding of corporate governance trends and the role of the Board of Directors which enables him to well serve the Company as member of various Board committees.

Director Since: 1995

Life Storage, Inc. 2018 Proxy Statement

Stephen R. Rusmisel Age: 72 Director Independent: Yes Bedminster, New Jersey

Experience & Qualifications:

Mr. Rusmisel was a partner of the law firm of Pillsbury, Winthrop, Shaw, Pittman LLC (and its predecessor firm, Winthrop, Stimson, Putnam & Roberts) from January 1, 1980 to January 31, 2016. He received his J.D. degree from the University of Virginia School of Law in 1971 and his A.B. degree from Yale University in 1968. During his more than 45 years as an attorney, he counseled clients in general corporate, securities and business matters with an emphasis on mergers and acquisitions. He also provided advice to audit committees of public companies, and he has made numerous presentations to the Boards of Directors of public companies regarding board fiduciary duties, corporate governance matters, risk management and transactional matters. He has frequently lectured and published numerous articles on corporate governance and transactional issues. As a result of Mr. Rusmisel’s experience, he brings to the Company well-grounded expertise in corporate governance, accounting, finance and enterprise risk management.

Director Since: 2012

Arthur L. Havener, Jr. Age: 51 Director Independent: Yes St. Louis, Missouri

Experience & Qualifications:

Mr. Havener is and has been since 2007 principal of Stampede Capital LLC, a real estate advisory and investment firm. Prior to forming Stampede Capital LLC, he was a Vice President of A.G. Edwards and Sons Inc., and Head of Real Estate Research from 2002 to 2007. From 2007 to 2009 Mr. Havener served on the Board of Directors of MDC North American Real Estate Fund I, a private real estate equity fund. Mr. Havener also serves as Lead Trustee of Boardwalk REIT, a Canadian Real Estate Investment Trust traded on the Toronto Stock Exchange. Mr. Havener also has previously served as an Alderman and Chair of the Finance Committee in the municipality of Sunset Hills, Missouri. As a result of Mr. Havener’s experience, he brings to the Board significant experience in real estate investment, corporate governance, private equity, capital markets, and REIT strategy.

Director Since: 2015

Life Storage, Inc. 2018 Proxy Statement

Mark G. Barberio Age: 55 Director Independent: Yes Buffalo, New York

Experience & Qualifications:

Mr. Barberio is and has been principal of Markapital, LLC since 2013. Markapital, LLC is a business and M&A consulting firm. Prior to forming Markapital, LLC, Mr. Barberio was employed by Mark IV, LLC (now Dayco, LLC) a global diversified manufacturing company from 1985 to 2013. He served in a variety of positions at Mark IV, including as Co-Chief Executive Officer from 2009 to 2013 and Chief Financial Officer from 2004 to 2013. Mr. Barberio also serves on the board of directors of Exide Technologies, a privately held global battery manufacturer and distributor for transportation and industrial applications. He also served from July 2017 to April 2018 on the board of Paragon Offshore Limited, an oil and gas drilling company. As a result of Mr. Barberio’s leadership and board experience, he brings to the Board over 25 years of well-grounded experience in strategy development, finance, operational oversight, real estate, capital markets and investor relations. His diverse background and significant business experience will also allow him to provide leadership as the Company’s non-executive Chairman of the Board after the Annual Meeting.

Director Since: 2015

Carol Hansell Age: 60 Director Independent: Yes Toronto, Ontario

Experience & Qualifications:

Ms. Hansell is the founder and since 2013 has been a senior partner of Hansell LLP, which provides legal and governance advice to boards of directors, shareholders and management teams. Prior to 2013, Ms. Hansell was a senior partner at the law firm of Davies Ward Phillips & Vineberg LLP from 1994 to 2013 and she was an associate attorney at Osler, Hoskin & Harcourt LLP from 1988 to 1994. She has significant experience advising both public and private companies on complex corporate governance and legal matters. Ms. Hansell has served on boards of organizations across a variety of sectors including public companies, Crown corporations, financial institutions, healthcare, not-for-profit and arts organizations. She also serves on the boards of Munich Reinsurance Company of Canada, the International Corporate Governance Network, and the American College of Governance Counsel. She also is the Chair of the Business Law Advisory Counsel and the Chair of the nominating committee of the International Corporate Governance Network. Ms. Hansell brings more than 25 years of governance, government relations, legal and communications experience to the Company’s Board.

Director Since: 2017

Life Storage, Inc. 2018 Proxy Statement

Dana Hamilton Age: 49 Director Independent: Yes Santa Fe, New Mexico

Experience & Qualifications:

Ms. Hamilton has been a partner and head of real estate at Pretium Partners, LLC since April 2017. Ms. Hamilton is also the co-founder of Ameriton LLC, a real estate company, and has served as its President since October 2014. From October 2013 to October 2014, she served as President and Chief Executive Officer, and trustee, of Borderplex Community Trust. Prior thereto, Ms. Hamilton spent 20 years at Archstone, one of the largest apartment companies in the US and Europe, where she held roles as President – Europe and Executive Vice-President – National Operations during her tenure. Ms. Hamilton previously served as a director of FelCor Lodging Trust Incorporated, a real estate investment trust, from April 2016 until September 2017, when the company was merged with RLJ Lodging Trust. Ms. Hamilton has extensive experience in investment and operations across multiple real estate verticals, in particular the multifamily and single-family rental industries. Ms. Hamilton brings to the Board significant financial, transactional and asset management expertise; and extensive leadership and general management expertise.

Director Since: 2018

Edward J. Pettinella Age: 66 Director Independent: Yes Rochester, New York

Experience & Qualifications:

Mr. Pettinella was the Chief Executive Officer and a director of Home Properties Inc., a publicly traded REIT, from 2003 to 2015. He served Home Properties Inc. as an Executive Vice President and director from 2001 to 2003. From 1997 to 2001, he served as President of Charter One Bank of New York and Executive Vice President of Charter One Financial, Inc., and from 1980 through 1997, he served in several managerial capacities for Rochester Community Savings Bank. Mr. Pettinella presently is a member of the Board of Directors of Manning & Napier, Inc., a publicly traded investment management firm, where he serves as Chair of the Audit Committee and a member of the Compensation and Nominating and Corporate Governance Committees. He is also a member of the Syracuse University Board of Trustees, and the board of directors of the Rochester Chamber of Commerce. He was previously on the board of the National Multi Housing Council (NMHC), the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT) and a council member of the Urban Land Institute (ULI). He brings to the Board his experience as a Chief Executive Officer and director of a REIT, and his experience in corporate finance and public company operations.

Director Since: 2018

THE BOARD OF DIRECTORS RECOMMENDS A

VOTE “FOR” THE ELECTION OF THE NOMINEES

NAMED ABOVE

Life Storage, Inc. 2018 Proxy Statement

Corporate Governance Highlights

Proposed Board Composition

DIRECTOR TENURE	DIRECTOR AGE

INDEPENDENT DIRECTORS	DIVERSITY

Board and Other Governance Information

Annual Election of All Directors	Yes	Mandatory Retirement Age	No
Number of Independent Directors Standing for Election	7	Risk Oversight by Full Board and Committees	Yes
Total Number of Director Nominees	8	Stock Ownership Requirements for Executives and Directors	Yes

Life Storage, Inc. 2018 Proxy Statement

Average Age of Directors Standing for Election	61	Anti-Hedging, Anti-Short-Sale and Anti-Pledging Policies	Yes
Separate Chairman and CEO (after the Annual Meeting)	Yes	Compensation Recovery/Clawback Policy	Yes
Regular Executive Sessions of Independent Directors	Yes	Principles of Conduct for Members of Board of Directors	Yes
Annual Board and Committee Self-Evaluations	Yes	Poison Pill	No

Shareholder Rights and Accountability

Annual Advisory Approval of Executive Compensation	Yes
Stockholder Ability to Call Special Meetings	Yes
Proxy Access	Yes
Simple Majority Vote to Amend By-Laws	Yes

Director Independence

The Board of Directors has reviewed all transactions or relationships between each director, director nominee, or any member of his or her immediate family and the Company, its senior management and its independent registered public accounting firm. There were no transactions, relationships or arrangements with any non-employee director or non-employee director nominee that were required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities and Exchange Act of 1934 that the Board of Directors considered as part of such review. In determining independence of Charles E. Lannon, the Board of Directors did consider a facilities services agreement between the Company and a business owned by Mr. Lannon involving payments of approximately $1,200 per year, which the Board of Directors did not regard as affecting Mr. Lannon’s independence. Based on this review and as required by the independence standards of the New York Stock Exchange (“NYSE”), the Board of Directors has affirmatively determined that all directors, other than Messrs. Attea, Myszka and Rogers, are independent from management and its independent registered public accounting firm within the meaning of the NYSE listing standards and as defined in the rules and regulations of the Securities and Exchange Commission (“SEC”).

Life Storage, Inc. 2018 Proxy Statement

Meetings Of The Board Of Directors And Board Committees

2017 Attendance at Board and Committee Meetings.

	Board Meetings		Committee Meetings			Total Rate of Attendance
Name	Regular	Special	Audit	Comp	N&G	Board	Committee
Robert J. Attea	5/5	7/7	n/a	n/a	n/a	100%	n/a
Kenneth F. Myszka	5/5	7/7	n/a	n/a	n/a	100%	n/a
Charles E. Lannon	5/5	7/7	5/5	n/a	4/4	100%	100%
Stephen R. Rusmisel	5/5	7/7	5/5	4/4	4/4	100%	100%
Mark G. Barberio	5/5	7/7	5/5	4/4	4/4	100%	100%
Arthur L. Havener Jr.	5/5	7/7	5/5	4/4	4/4	100%	100%
Carol Hansell (1)	1/1	3/3	n/a	n/a	1/1	100%	100%

(1)    Ms. Hansell was appointed to the Board of Directors and the Nominating and Governance Committee on November 1, 2017. Mr. Rogers, Ms. Hamilton, and Mr. Pettinella were appointed to the Board of Directors on March 20, 2018.

Board of Directors.

The Board of Directors held 12 meetings during the fiscal year ended December 31, 2017. Each director attended 100% of the total number of meetings held by the Board of Directors during such director’s tenure on the Board and all committees on which he/she served. Our independent directors meet in executive session in conjunction with regularly scheduled meetings of the Board of Directors at least twice per year and on other occasions, as necessary, in accordance with the Company’s Corporate Governance Principles. The Board of Directors has designated Stephen R. Rusmisel as lead independent director and as lead independent director he has presided at executive sessions of the Company’s independent directors. As noted below, the Board of Directors has determined that Mark G. Barberio will serve as non-executive Chairman of the Board upon the retirement of Robert J. Attea at the Annual Meeting. At such time, the Company will no longer have a lead independent director as such role will be filled by Mr. Barberio as Chairman. Also, after the Annual Meeting the committees of the Board will be reconstituted as noted in the chart below.

The Company’s policy is that all directors should attend the Annual Meeting of Shareholders absent a good reason. All directors who were then on the Board of Directors attended the 2017 Annual Meeting of Shareholders.

The Board of Directors has three committees with the principal functions described below. The charter of each committee is posted on the Company’s website at www.lifestorage.com. A copy of each charter is available in print to any shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, attention Andrew J. Gregoire, Secretary, or by telephone (716) 633-1850.

Life Storage, Inc. 2018 Proxy Statement

Audit Committee.

The Audit Committee is currently composed of Messrs. Lannon, Rusmisel, Havener, and Barberio and Ms. Hamilton. Ms. Hamilton was added to the Audit Committee on March 20, 2018. Mr. Barberio currently serves as Chair. The Board has determined that Mr. Havener will serve as the Chair after the Annual Meeting and that the membership of the Audit Committee will be reconstituted as set forth in the table below. The Audit Committee is established to oversee the accounting and financial reporting processes and audits of the financial statements of the Company. The Audit Committee assists the Board of Directors in oversight of the quality and integrity of the Company’s financial reports, the Company’s compliance with legal and regulatory requirements, the assessment of independent registered public accounting firm’s qualifications and independence and the performance of the Company’s internal audit function, as well as accounting and reporting processes.

The Audit Committee is composed entirely of independent directors within the meaning of applicable NYSE listing standards and rules and regulations of the SEC. Each member must be “financially literate” under NYSE listing standards, or become financially literate within a reasonable period of time after appointment. The SEC has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an “Audit Committee Financial Expert” serving on its audit committee. The Board of Directors has determined that all members of the Audit Committee are financially literate. The Board of Directors has also determined that Messrs. Barberio and Havener both meet the definition of a “financial expert.”

The Audit Committee’s duties are set forth in its charter, which can be found on the Company’s web site at www.lifestorage.com. Additional information regarding the Audit Committee and the Company’s independent registered public accounting firm is disclosed in the Report of the Audit Committee below. The Audit Committee held five meetings during the fiscal year ended December 31, 2017. The Audit Committee meets regularly in private session with the Company’s independent registered public accounting firm.

Compensation Committee.

The Compensation Committee is currently composed of Messrs. Rusmisel, Havener and Barberio, each of whom is independent within the meaning of applicable NYSE listing standards. Mr. Rusmisel serves as Chair. The Board has determined that Mr. Rusmisel will continue to serve as the Chair after the Annual Meeting and that the membership of Compensation Committee will be reconstituted as set forth in the table below. The Compensation Committee makes decisions with respect to compensation of the executive officers of the Company (the “Executive Officers”), reviews and recommends to the full Board of Directors director compensation levels and programs and administers the Company’s Award and Option Plans.

The Compensation Committee met four times during 2017. Compensation Committee agendas are established by the Committee Chair, and the Compensation Committee deliberates and takes action only in executive session. The Compensation Committee’s charter does not permit delegation of its responsibilities or authority to others. Pursuant to its charter, the Compensation Committee has the authority to engage advisors, including compensation consultants, and the Compensation Committee has engaged

Life Storage, Inc. 2018 Proxy Statement

Longnecker & Associates as an independent consultant to assist in evaluating compensation for the Executive Officers and executive compensation programs generally. The consultant reports directly to the Compensation Committee and does not perform services for management.

On occasion, at the request and direction of the Compensation Committee, the consultant will review compensation levels recommended by the Executive Officers for other senior managers. The consultant advises the Compensation Committee with respect to compensation trends and best practices, plan design, reasonableness of individual compensation awards and general comparability with companies in the real estate investment trust (“REIT”) industry. In accordance with the Compensation Committee’s policy on assessing advisor independence, the Compensation Committee has determined that there were no conflicts of interest or issues related to independence that would impact the advice to the Compensation Committee from Longnecker & Associates and the representatives of Longnecker & Associates who advise the Compensation Committee.

The Executive Officers do not participate in deliberations of the Compensation Committee. The Executive Officers, at the Compensation Committee’s request, prepare performance and operational data and financial and other information to assist the Compensation Committee in reaching its compensation determinations.

The functions of the Compensation Committee are further described below under the caption “Executive Compensation” and in its charter, which can be found on the Company’s web site at www.lifestorage.com.

Nominating and Governance Committee.

The Nominating and Governance Committee of the Board of Directors serves as the Company’s nominating committee. The Nominating and Governance Committee is composed of Messrs. Lannon, Rusmisel, Havener, Barberio and Pettinella and Ms. Hansell, each of whom is independent within the meaning of applicable NYSE listing standards. Ms. Hansell was added to the Nominating and Governance Committee on November 1, 2017 and Mr. Pettinella was added to the Nominating and Governance Committee on March 20, 2018. Mr. Lannon currently serves as Chair. The Board has determined that Ms. Hansell will serve as the Chair after the Annual Meeting and that the membership of the Nominating and Governance Committee will be reconstituted as set forth in the table below. The Nominating and Governance Committee’s functions are set forth in its charter, which can be found on the Company’s website at www.lifestorage.com, and include assisting the Board of Directors by identifying individuals qualified to become Board members and recommending director nominees for the annual meeting of shareholders, recommending to the Board the Corporate Governance Principles applicable to the Company, leading the Board of Directors in its annual review of the Board’s performance, and recommending the Board of Directors’ director nominees for each committee. The Nominating and Governance Committee must annually review the adequacy of its charter and its own performance.

Since the 2017 Annual Meeting of Shareholders of the Company, the Nominating and Governance Committee has continued its regular review of the Board of Directors and its composition. The Nominating and Governance Committee determined that the addition of one or more Board members would further enhance the skills, perspectives and expertise

Life Storage, Inc. 2018 Proxy Statement

available to the Company and increase independence and diversity of the members of the Board. As such, the Nominating and Governance Committee commenced a process to identify additional director candidates in mid-2017. During such process, Ms. Hansell was recommended as a candidate to be added to the Board by certain independent directors. After a thorough review of Ms. Hansell’s credentials, the Nominating and Governance Committee recommended to the full Board that Ms. Hansell be added to the Board and she was added to the Board in November 2017. As noted in Ms. Hansell’s biography above, the Board determined that Ms. Hansell’s significant corporate governance, government relations, legal and communications experience warranted adding her to the Board. At time of appointment of Ms. Hansell to the Board, the size of the Board was increased from six to seven.

Also, in March 2018, the Company announced additional changes to the composition of the Board. Messrs. Attea and Myszka, both of who have served on the Board since the Company’s inception, informed the Company of their plans to retire and not seek re-election to the Board. Their decision to retire supports the Company’s succession plan. In addition, as part of the process of determining nominees for the Board for election at the Annual Meeting, the Nominating and Governance Committee worked collaboratively with Land & Buildings and the Company entered into a Cooperation Agreement with Land & Buildings. As such, effective as of March 20, 2018, Mr. Rogers, Ms. Hamilton and Mr. Pettinella were appointed by the Board as directors of the Company as set forth in such Cooperation Agreement. Pursuant to the Cooperation Agreement, the Company agreed to reimburse Land & Buildings for certain expenses as set therein. Ms. Hamilton was recommended as a candidate to the Board of Directors by Land & Buildings and Mr. Pettinella was recommended as a candidate to the Board of Directors by certain independent directors. Ms. Hamilton was paid $5,000 by Land & Buildings in connection with her nomination. As further described in the director biographies above, the addition of Ms. Hamilton adds further financial, transactional and leadership experience to the Board and the addition of Mr. Pettinella adds an experienced REIT Chief Executive Officer to the Board. Mr. Rogers brings to the Board his intimate knowledge of the Company and extensive experience as Chief Executive Officer of the Company. The Nominating and Governance Committee believes that these changes are consistent with, and facilitate, the Nominating and Governance Committee’s initiatives to increase independence and diversity on the Board and add to the depth of experience and expertise on the Board. As a result of the foregoing, the size of the Board was temporarily increased to ten. With the decision of Messrs. Attea and Myszka not to stand for re-election, the size of the Board shall be eight effective at the Annual Meeting and eight directors elected.

In identifying and evaluating the individual director nominees that it recommends to the Board of Directors, the Nominating and Governance Committee utilizes the following process: (i) the Nominating and Governance Committee reviews the qualifications of any candidates who have been properly recommended or nominated by the shareholders, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Nominating and Governance Committee determines, a search firm; (ii) the Nominating and Governance Committee evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election; (iii) the Nominating and Governance Committee considers the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors; (iv) the Nominating and Governance

Life Storage, Inc. 2018 Proxy Statement

Committee considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole; and (v) the Nominating and Governance Committee seeks assurances from each candidate that such candidate will be readily available and timely respond to Board matters. After such review and consideration, the Nominating and Governance Committee recommends that the Board of Directors select the slate of director nominees.

The Nominating and Governance Committee does not have an express policy with regard to consideration of director candidates recommended by shareholders, but it will consider director candidates proposed by shareholders in the same manner as it considers other candidates. The Board of Directors does not believe that it is necessary to have a policy regarding the consideration of director candidates recommended by shareholders due to the infrequency of such recommendations. The Board of Directors and the Nominating and Governance Committee believe that candidates must be highly qualified, exhibiting the experience and expertise required of the Board of Directors’ own pool of candidates and interest in the Company’s businesses, and also the ability to attend and prepare for Board of Directors, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board of Directors. Candidates should represent the interests of all shareholders and not those of a special interest group. A shareholder wishing to nominate a candidate should do so in accordance with the guidelines set forth below under the caption “Proposals of Shareholders for the 2019 Annual Meeting.” Four meetings of the Nominating and Governance Committee were held during 2017.

While the Nominating and Governance Committee does not have a written policy regarding diversity in identifying director candidates, the Nominating and Governance Committee considers diversity in its search for the best candidates to serve on the Board of Directors. Generally, the Nominating and Governance Committee looks to incorporate diversity into the Board of Directors through a number of demographics, skills, experiences (including operational experience), and perspectives, all with a view to identify candidates that can assist the Board of Directors with its decision making. The Nominating and Governance Committee places primary emphasis on (i) judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business; (ii) diversity of perspectives, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a board that is active, collegial and responsive to the needs of the Company. In addition, the Nominating and Governance Committee recognizes the importance of diversity of race and gender on the Board of Directors consistent with its fiduciary duties. The Board has taken this into consideration in establishing the list of nominees and will continue to do so in the future.

The Company does not have a mandatory retirement age for directors as the Company believes that the composition of the Board should include appropriate experience and expertise and also take into account the need for different perspectives and views. As a result, the composition of the Board has evolved over time. The nominees for the Board as a whole reflect this balance. Six of the eight nominees have served on the Board for less than five years and, with the retirements of Messrs. Attea and Myszka at the Annual Meeting, after the Annual Meeting only one director will have service on the Board of more than ten years.

Life Storage, Inc. 2018 Proxy Statement

Corporate Governance

Corporate Governance Guidelines.

The Board of Directors has adopted Corporate Governance Principles which comply with NYSE listing standards. These principles require, among other things, that a majority of directors on the Board of Directors meet the criteria for independence defined by the NYSE. The Company meets this independence standard. From time to time, the Board of Directors may revise the Corporate Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of the Company’s shareholders and other constituencies. The Corporate Governance Principles are published on the Company’s website at www.lifestorage.com. A printed copy of the Corporate Governance Principles will be provided to any shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, or by telephone (716) 633-1850.

Code of Ethics and Code of Ethics for Senior Financial Officers.

All of the Company’s directors and employees, including the Executive Officers, are required to comply with the Company’s Code of Ethics to help ensure that the Company’s business is conducted in accordance with the highest standards of moral and ethical behavior. The Company also has a Code of Ethics for Senior Financial Officers applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, each of whom is also bound by the provisions set forth in the Code of Ethics relating to ethical conduct, conflicts of interest and compliance with the law. The Code of Ethics and Code of Ethics for Senior Financial Officers are published on the Company’s web site at www.lifestorage.com. The Company intends to disclose any changes in or waivers of its Code of Ethics and Code of Ethics for Senior Financial Officers by posting such information on the Company’s website. A printed copy of the Code of Ethics and the Code of Ethics for Senior Financial Officers will be provided to any shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, or by telephone (716) 633-1850.

Policies And Procedures Regarding Related Party Transactions.

The Company has established written conflict of interest policies, which are included in the Company’s Code of Ethics, to which all directors, Executive Officers and key employees are subject. They are required to disclose to the Company’s Chief Compliance Officer (or, in the event such person is a director or Executive Officer, to the Chair of the Audit Committee) in writing each outside relationship, activity and interest that creates a potential conflict of interest, including transactions or arrangements potentially disclosable pursuant to applicable rules of the SEC. The Audit Committee will review any transaction involving a director or officer that may create a conflict of interest and either approve or reject the transaction or refer the transaction to the full Board or other appropriate committee in its discretion. All directors, Executive Officers and other key employees are required to disclose in writing each year whether they are personally in compliance with such policy. In addition, each director and Executive Officer is required to complete an annual questionnaire which calls for disclosure of any transactions in which the Company is or is to be a participant, on the one hand, and in which such director or Executive Officer or any member of his family has a direct or indirect material interest, on the other. The Board of Directors is of the opinion that these procedures are sufficient to

Life Storage, Inc. 2018 Proxy Statement

allow for the review, approval or ratification of any transactions with related persons that would be required to be disclosed under applicable SEC rules.

Complaint Procedure; Communications with Directors.

The Sarbanes-Oxley Act of 2002 requires public companies to maintain procedures to receive, retain and respond to complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place. Any employee of the Company may report concerns regarding these matters in the manner specified in the Company’s Employee Complaint Procedures for Accounting and Auditing Matters, which is published on the Company’s web site at www.lifestorage.com. A printed copy of the Company’s Employee Complaint Procedures for Accounting and Auditing Matters will be provided to any shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, or by telephone (716) 633-1850.

The Board of Directors has also established a process for shareholders or other interested parties to send communications to the Company’s independent directors. Shareholders or other interested parties may communicate with the Board of Directors by calling (716) 633-1850 ext. 6144 or by writing to the Company’s Secretary. Communications sent to the Company addressed to the Board of Directors by these methods will be screened by the Secretary for appropriateness before either forwarding or notifying the independent directors of receipt of a communication.

Board Leadership Structure.

Robert J. Attea has served as the Company’s Chairman of the Board since its inception. Mr. Attea has also served as an executive officer of the Company. During Mr. Attea’s tenure as Chairman and to provide for an additional independent leadership role, the Board of Directors has designated Stephen R. Rusmisel, as lead independent director. The lead independent director’s responsibilities have included presiding at meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors; serving as liaison between the Chairman and the independent directors; convening meetings of the independent directors; approving and preparing information sent to the Board of Directors, meeting agendas for the Board of Directors and meeting schedules; consulting with the Chairman on matters relating to Board of Director performance and corporate governance; and, if required by major shareholders, ensuring that he is available for consultation and direct communication.

Mr. Attea is retiring as of the Annual Meeting. In connection with Mr. Attea’s retirement, the Board leadership structure will change as the Board of Directors has determined that Mr. Barberio will serve as non-executive Chairman of the Board after the Annual Meeting. Mr. Barberio’s extensive qualifications include responsibility for strategy, executive management, operations, finance, real estate, investor relations and business development. He has experience as a director, chief executive officer, chief financial officer, and as a board committee chair with other large companies. The Company believes that having a Chairman of the Board who is not an executive officer of the Company is the appropriate leadership structure for the Company going forward as it will allow the Executive Officers of the Company to focus on day-to-day business while

Life Storage, Inc. 2018 Proxy Statement

allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Once Mr. Barberio becomes Chairman of the Board, the Board will no longer have a lead independent director.

Board Expertise.

The following table identifies key areas of expertise for each of our director nominees. The Company believes that our director composition provides relevant experience, knowledge and diversity.

	Operational Strategy Development and Risk Management	Real Estate	Self- Storage	Financial Literacy	Finance and Capital Markets	Corporate Governance and Compensation	Public Company Executive	Public Company Board*
Mark G. Barberio	X	X		X	X	X	X
Steven R. Rusmisel	X			X	X	X
Arthur L. Havener, Jr.	X	X	X	X	X	X		X
Carol Hansell	X			X		X		X
Charles E. Lannon	X	X	X	X		X
Edward J. Pettinella	X	X		X	X	X	X	X
Dana Hamilton	X	X		X	X	X	X	X
David L. Rogers	X	X	X	X	X		X

* Other than the Company.

Board Orientation, Education and Self-Assessment.

Each independent director, upon initial election to the Board, undergoes a rigorous orientation wherein such director meets all of the members of senior management, and attends presentations concerning the Company’s core disciplines, including marketing, sales, revenue management, acquisition and due diligence procedures, security and controls.

In addition to new director orientation, our directors regularly participate in continuing education to maintain the skills necessary to perform their duties and responsibilities and to keep abreast of industry trends, legal and regulatory developments and corporate governance practices. These include participation in NAREIT and other conferences, various presentations by outside advisors and consultants at board meetings and retreats, regular discussions with management and the opportunity to attend various external board education programs and membership in the National Association of Corporate Directors.

As a reflection of its commitment to supporting on-going Board education, in November 2017, the Board of Directors added Ms. Hansell to the Board. Ms. Hansell has authored

Life Storage, Inc. 2018 Proxy Statement

“What Directors Need to Know - Corporate Governance.” She is also an instructor of the Director Education Program, a program jointly developed by the Institute of Corporate Directors and the Rotman School of Management, University of Toronto. Mr. Havener is a graduate of the Director Education Program.

The Board of Directors performs an evaluation of its performance at least annually to determine whether it is functioning effectively. Each Board committee also performs an annual evaluation of its performance.

The Role of the Board of Directors in the Company’s Risk Oversight Process.

The Company’s Board of Directors is responsible for overseeing the Company’s risk management processes and enterprise risk management. Certain areas of this responsibility have been delegated by the Board of Directors to the Audit Committee, the Compensation Committee and Nominating and Governance Committee, each with respect to the assessment of the Company’s risks and risk management in its respective areas of oversight. The Audit Committee oversees risks related to internal controls and procedures, and oversees risks related to conflicts of interest and code of ethics matters. The Compensation Committee oversees risks related to compensation practices. The full Board of Directors has primary responsibility for evaluating strategic and operational risk management, succession planning and cybersecurity risks. The Board receives regular updates from management on operational, cybersecurity and other risks facing the Company. The Board committees and the full Board of Directors focus on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensure that risks undertaken by the Company are consistent with the Board of Directors’ objectives. While the Board of Directors oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. The Company believes this division of responsibilities is the most effective approach for addressing the risks facing the Company.

Board of Directors Committee Memberships.

Assuming election of all the nominees to the Board, the Board has determined to reconstitute the membership of the committees of the Board after the Annual Meeting. Also at such time, Mr. Havener will assume the Chair of the Audit Committee and Ms. Hansell will assume the Chair of the Nominating and Governance Committee. As such, after the Annual Meeting, the structure of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be as follows:

	Audit	Compensation	Nominating and Governance
Mark G. Barberio		X	X
Steven R. Rusmisel	X	C
Arthur L. Havener, Jr.	C		X
Carol Hansell		X	C
Charles E. Lannon	X	X
Edward J. Pettinella	X		X
Dana Hamilton	X	X
C = Committee Chair X = Committee Member

Life Storage, Inc. 2018 Proxy Statement

Compensation Risk Assessment.

With respect to compensation risk, the Compensation Committee has considered the Company’s compensation policies and practices and has concluded that they are not reasonably likely to have a material adverse effect on the Company.

Director Compensation

The table below summarizes the compensation paid by the Company to directors who are not officers or employees of the Company (“Outside Directors”) for the year ended December 31, 2017. Ms. Hamilton and Mr. Pettinella were elected to the Board on March 20, 2018 and thus were not paid any compensation in 2017. Directors who are not Outside Directors are not paid any compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Charles E. Lannon	$96,000	$52,000	-	$17,595	$165,595
Stephen R. Rusmisel	$108,500	$52,000	-	$17,595	$178,095
Arthur L. Havener, Jr.	$98,500	$52,000	-	$17,595	$168,095
Mark G. Barberio	$106,000	$52,000	-	$17,595	$175,595
Carol Hansell(4)	$40,973	$28,236	-	-	$69,209

(1)

For 2017, Messrs. Lannon, Rusmisel, Havener and Barberio were each granted 699 shares of restricted stock. Upon Ms. Hansell’s appointment to the Board on November 1, 2017, Ms. Hansell was granted 349 shares of restricted stock. The shares of restricted stock issued to the Outside Directors will vest in full on May 18, 2018 provided the director remains in office. The amount disclosed in the “Stock Awards” column represents the aggregate grant date fair value of such shares computed in accordance with FASB ASC Topic 718. See Notes 2 and 9 to the Company’s financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of assumptions used to value the restricted stock awards.

(2)

In 2016, the Board of Directors amended the Company’s Outside Directors’ Stock Option and Award Plan to eliminate stock option grants as a component of Board compensation. Thus, stock option grants have not made to the Outside Directors since 2015. All Outside Directors’ stock options issued in previous years are currently exercisable. Information regarding the stock option awards outstanding as of December 31, 2017 are shown below:

Name	Grant Date	Expiration Date	Number of Shares
Charles E. Lannon	5/21/2015	5/21/2025	2,000
Stephen R. Rusmisel	5/23/2012	5/23/2022	3,500
	5/22/2013	5/22/2023	2,000
	5/22/2014	5/22/2024	2,000
	5/21/2015	5/21/2025	2,000
Arthur L. Havener, Jr.	5/21/2015	5/21/2025	3,500
Mark G. Barberio	5/21/2015	5/21/2025	3,500

Life Storage, Inc. 2018 Proxy Statement

(3)	Dividends on restricted stock and the portion health insurance premiums paid by the Company.

(4)	Ms. Hansell was added to the Board on November 1, 2017.

The Company pays each of its Outside Directors an annual fee of $65,000. An annual fee of $17,500 is paid to the chair of the Audit Committee and $10,000 to each of the other members of such committee; an annual fee of $10,000 is paid to the chair of the Compensation Committee and $7,500 to each of the other members of such committee; and an annual fee of $10,000 is paid to the chair of the Nominating and Governance Committee and $5,000 to each of the other members of such committee. Also, an annual fee of $7,500 has been paid to the lead independent director. Outside Directors are also paid a meeting fee of $1,000 for each special meeting of the Board of Directors attended. Meeting fees are not paid for regular meetings and committee meetings. In addition, the Company will reimburse all directors for reasonable expenses incurred in attending meetings. Also, Outside Directors are provided health insurance coverage on the same terms and conditions as home office employees of the Company.

Under the Company’s Deferred Compensation Plan for Directors, an Outside Director may elect to have all or part of his or her director fees credited to a deferred compensation account in the form of units equivalent to shares of the Company’s Common Stock (“Units”). The number of Units credited is equal to the number of shares of Common Stock that could have been purchased using the closing price of Common Stock on the day immediately preceding the date on which the fees were payable. When the Company declares cash dividends on its Common Stock, additional Units are credited to the deferred compensation accounts based on the reinvestment of the dividend on the dividend record dates. Amounts credited to the deferred compensation accounts will be paid to directors in the form of shares of Common Stock, the number of which shares will equal the number of Units credited to the accounts.

The Company’s Outside Directors’ Stock Option and Award Plan provides that at the close of each annual shareholders’ meeting each Outside Director is granted a number of shares of restricted stock equal to the base annual fee paid to such Outside Director multiplied by 0.8 and divided by the fair market value of a share of Common Stock on the date of grant. Any restricted stock granted vests one year following the date of grant based on continued service. In 2016, the Board of Directors amended the Company’s Outside Directors’ Stock Option and Award Plan to eliminate stock option grants as a component of Board compensation. Thus, stock options are no longer issued to Outside Directors.

Stock Ownership Guidelines for Directors

The Company has adopted stock ownership guidelines for its Outside Directors which require each of the Company’s Outside Directors to hold shares of Company common stock and deferred compensation units having an aggregate market value equal to three times the base annual fee paid to the Outside Directors. Directors have five years to meet this goal. The Company adopted these stock ownership guidelines as a means of requiring directors to hold equity and tie their interests to shareholders’ interests. All directors have either met these guidelines or are still within the five-year period allowed to meet this guideline.

Life Storage, Inc. 2018 Proxy Statement

Stock Ownership By Directors And Executive Officers

The following table sets forth information concerning beneficial ownership of Common Stock as of April 17, 2018 for each current director, each of our named executive officers and for all current directors and executive officers as a group. Unless otherwise noted, to the best of the Company’s knowledge, each person has sole voting and investment power with respect to the shares listed.

Name	Shares of Common Stock Beneficially Owned at April 17, 2018 (1)(2)(3)(4)	Percent of Common Stock Owned
Robert G. Attea	218,326	*
Kenneth F. Myszka	196,597	*
Charles E. Lannon	138,549	*
Stephen R. Rusmisel	15,211	*
Arthur L. Havener, Jr.	10,913	*
Mark G. Barberio	9,464	*
Carol Hansell	349	*
Dana Hamilton	121	*
Edward J. Pettinella	121	*
David L. Rogers	164,308	*
Andrew J. Gregoire	48,789	*
Edward F. Killeen	30,069	*
Paul T. Powell	38,687	*
Joseph V. Saffire	2,250	*

Directors and Executive Officers As a Group (13 persons)(5)	835,067	1.8%

*	Represents beneficial ownership of less than 1% of outstanding Common Stock on April 17, 2018.

(1)

Includes 2,000, 9,500, 3,500 and 3,500 shares of Common Stock that may be acquired by Messrs. Lannon, Rusmisel, Havener and Barberio, respectively, through the exercise, within 60 days, of options granted under the 2009 Outside Directors’ Stock Option and Award Plan.

(2)

Includes 21,796 shares of Common Stock issuable to Mr. Lannon in payment of amounts credited to his account under the Company’s Deferred Compensation Plan for Directors, within 60 days of his separation from service as a director of the Company.

(3)

Includes 3,797, 21,205, 10,737, 10,737, and 1,250 shares of restricted stock as to which Messrs. Myszka, Rogers, Gregoire, Killeen, and Saffire, respectively, have voting power but no investment power.

Life Storage, Inc. 2018 Proxy Statement

(4)

Includes 27,679, 15,476, and 26,951 shares of Common Stock that may be acquired by Messrs. Attea, Myszka and Rogers, respectively, through the exercise, within 60 days, of options granted under the 2005 Award and Option Plan.

(5)	Does not include 38,687 shares owned by Mr. Powell who retired as as executive officer of the Company on November 1, 2017.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2017, with respect to equity compensation plans under which shares of the Company’s Common Stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by shareholders:
2005 Award and Option Plan	76,106	$45.59	----
2015 Award and Option Plan (1)	124,402	$ ---	345,383
2009 Outside Directors’ Stock Option and Award Plan	18,500	$79.58	67,871
Deferred Compensation Plan for Directors (2)	21,540	N/A	22,598
Equity compensation plans not approved by shareholders:	N/A	N/A	N/A

(1)     Includes the maximum number of shares (124,402) that could be issued as part of 2015, 2016 and 2017 performance-based awards. The actual number of shares to be issued will be determined at the end of the three-year performance periods in 2018, 2019 and 2020. See Note 9 to the Company’s financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2017.

(2)     Under the Deferred Compensation Plan for Directors, non-employee directors may defer all or part of their directors’ fees that are otherwise payable in cash. Directors’ fees that are deferred under the plan will be credited to each directors’ account under the plan in the form of Units. The number of Units credited is determined by dividing the amount of directors’ fees deferred by the closing price of the Company’s Common Stock on the New York Stock Exchange on the day immediately preceding the day upon which directors’ fees otherwise would be paid by the Company. A director is credited with additional Units for dividends on the shares of Common Stock represented by Units in such director’s account. A director may elect to receive the shares in a lump sum on a date specified by the director or in quarterly or annual installments over a specified period and commencing on a specified date.

Life Storage, Inc. 2018 Proxy Statement

Security Ownership Of Certain Beneficial Owners

The following table sets forth information as to all persons or groups known to the Company to be beneficial owners of more than five percent of the outstanding Common Stock of the Company as of April 17, 2018.

Title of Class	Name and Address of Beneficial Owners	Amount of Common Stock Beneficially Owned as of April 17, 2018	Percent of Common Stock Owned

Common	The Vanguard Group, Inc. (1) 100 Vanguard Boulevard Malvern, PA 19355	7,427,461	16.0%

Common	BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	5,170,261	11.1%

Common	Cohen & Steers, Inc. (3) 280 Park Avenue 10th Floor New York, NY 10017	4,373,426	9.4%

Common	Security Capital Research & Management Incorporated (4) 10 South Dearborn Street Suite 1400 Chicago, IL 60603	2,668,900	5.7%

(1)

All information relating to The Vanguard Group, Inc. (“Vanguard”) is as of December 31, 2017 and is derived from Schedule 13G/A filed by it and other entities on February 9, 2018. According to Vanguard, of the 7,427,461 shares of the Company’s Common Stock owned by Vanguard, Vanguard has the sole power to vote or direct the vote with respect to 77,448 shares and shares voting power with respect to 61,421 shares. Vanguard has the sole power to dispose or direct the disposition of 7,345,056 shares of the Company’s Common Stock owned by Vanguard and shares disposition power with respect to 82,405 shares. The Company has not independently verified this information.

(2)

All information relating to BlackRock, Inc. (“BlackRock”) is as of December 31, 2017 and is derived from Schedule 13G/A filed by it and other entities on January 23, 2018. According to BlackRock, of the 5,170,261 shares of the Company’s Common Stock owned by BlackRock, BlackRock has the sole power to vote or direct the vote with respect to 4,983,951 shares and does not share voting power with respect to any other shares. BlackRock has the sole power to dispose or direct the disposition of all 5,170,261 shares of the Company’s Common Stock owned by BlackRock. The Company has not independently verified this information.

Life Storage, Inc. 2018 Proxy Statement

(3)

All information relating to Cohen & Steers, Inc. (“Cohen & Steers”) is as of December 31, 2017 and is derived from Schedule 13G filed by it and other entities on February 14, 2018. According to Cohen & Steers, of the 4,373,426 shares of the Company’s Common Stock owned by Cohen & Steers, Cohen & Steers has the sole power to vote or direct the vote with respect to 3,794,966 shares and does not share voting power with respect to any other shares. Cohen & Steers has the sole power to dispose or direct the disposition of all 4,373,426 shares of the Company’s Common Stock owned by Cohen & Steers. The Company has not independently verified this information.

(4)

All information relating to Security Capital Research & Management Incorporated (“Security Capital”) is as of December 29, 2017 and is derived from Schedule 13G/A filed by it and other entities on February 9, 2018. According to Security Capital, of the 2,668,900 shares of the Company’s Common Stock owned by Security Capital, Security Capital has the sole power to vote or direct the vote with respect to 2,158,790 shares and does not share voting power with respect to any other shares. Security Capital has the sole power to dispose or direct the disposition of all 2,668,900 shares of the Company’s Common Stock owned by Security Capital. The Company has not independently verified this information.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Directors, officers and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of information furnished to the Company and reports filed through the Company, the Company believes that all Section 16(a) filing requirements applicable to its Directors, officers and greater-than-10% beneficial owners were complied with during 2017.

Life Storage, Inc. 2018 Proxy Statement

PROPOSAL 2. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the Shareholders and based upon the recommendation of the Audit Committee, the Board of Directors has reappointed Ernst & Young LLP as its independent registered public accounting firm to audit the financial statements of the Company for the current fiscal year. Fees billed to the Company for fiscal years 2017 and 2016 by Ernst & Young LLP were as follows:

	2017	2016

Audit Fees	$679,028	$1,101,985
Audit-Related Fees	–	175,105
Tax Fees	345,510	277,410
All Other Fees	2,110	2,170

TOTAL FEES	$1,026,648	$1,556,670

Audit fees include fees for the audit of the Company’s consolidated financial statements, interim reviews of the Company’s quarterly financial statements, and the audit of the Company’s internal controls over financial reporting. Included in audit fees for 2017 and 2016 are $150,000 and $205,340, respectively, related to the Company’s public bond offerings, common stock offerings and SEC comment letter responses. 2016 Audit-related fees include the audit of the Company’s 401(k) plan, audits required under Rule 3-14 of Securities Exchange Commission Regulation S-X, and transaction financial due diligence. There were no such fees paid to Ernst & Young LLP in 2017. Tax fees include fees for services relating to tax return preparation, tax compliance, transaction tax due diligence, tax planning and tax advice.

The Audit Committee has adopted a policy that requires advance approval of the Audit Committee for all audit, audit-related, tax and other services to be provided by the independent registered public accounting firm to the Company. The Audit Committee has delegated to its Chairman authority to approve permitted services, provided that the Chairman reports any decisions to the Audit Committee at its next scheduled meeting. During 2017, all fees for audit services, all fees for audit-related services and all fees for tax services were approved under this policy.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast, provided a quorum is present at the meeting. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Although shareholder approval is not required, the Company desires to obtain from its shareholders an indication of their approval of the Audit Committee’s selection of

Life Storage, Inc. 2018 Proxy Statement

Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year should it determine that such a change would be in the Company and its shareholders’ best interests. If the Company’s shareholders do not ratify this appointment, the Audit Committee may consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Life Storage, Inc. 2018 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for conducting independent audits of the Company’s financial statements and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements and the effectiveness of internal controls over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and Ernst & Young LLP.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of internal controls and the effectiveness of the Company’s internal controls over financial reporting with management and Ernst & Young LLP. The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also discussed with Ernst & Young LLP matters required to be discussed by applicable auditing standards. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP that firm’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Life Storage, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

MARK G. BARBERIO, CHAIR

CHARLES E. LANNON

STEPHEN R. RUSMISEL

ARTHUR L. HAVENER, JR.

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Life Storage, Inc. 2018 Proxy Statement

EXECUTIVE OFFICERS OF THE COMPANY

The following persons are the current executive officers of the Company (the “Executive Officers”):

Name	Age	Title and experience
David L. Rogers	62	Chief Executive Officer since March 1, 2012. Director of the Company since March 2018. Chief Financial Officer of the Company from 1995 to February 29, 2012. Secretary of the Company from 1995 to April 1, 2012.
Kenneth F. Myszka	69	President since March 1997 and Director since 1995. Chief Operating Officer from March 1997 until January 19, 2015.
Andrew J. Gregoire	50	Chief Financial Officer since March 1, 2012 and Secretary since April 2, 2012. Vice President of Finance of the Company from 1998 to February 29, 2012.
Edward F. Killeen	54

Chief Operating Officer since January 19, 2015. Executive Vice President of Real Estate Management from March 1, 2012 to January 19, 2015. Vice President of Operations of the Company from 1997 to February 29, 2012. Mr. Killeen is the brother-in-law of Robert J. Attea, the former Executive Chairman of the Board and a Director of the Company.

Joseph V. Saffire	48	Chief Investment Officer since November 1, 2017. Prior to joining the Company, Mr. Saffire served as Executive Vice President and Head of Commercial Banking of First Niagara Bank from April 2014 to September 2016 and served as an Executive Vice President and Head of Global Banking for Europe, the Middle East and Africa of Wells Fargo Bank from 2012 to 2014. Prior to 2012, Mr. Saffire served in various management capacities for over 20 years with HSBC Bank.

Robert J. Attea retired from his position as Executive Chairman of the Company on December 31, 2017. He will continue to serve as non-executive Chairman of the Board until the Annual Meeting. Also, Paul T. Powell retired from his position as Chief Investment Officer of the Company on November 1, 2017.

Life Storage, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of compensation earned by or awarded or paid to each of the Company’s named executive officers (the “Named Executive Officers”) during 2017.

Compensation Objectives and Philosophy.

As a real estate investment and management company, the Company’s long-term success depends on its ability to acquire, improve, operate, manage and finance self-storage properties in a manner that will enhance shareholder value, market presence, and operational efficiency. Competitive and marketplace pressures require constant improvements to productivity, innovation in providing customer service, and optimal allocation of capital resources. To achieve these goals, it is critical that the Company be able to attract, motivate, and retain highly talented individuals at all levels of the organization with appropriate skill sets who are committed to the Company’s core values of teamwork, respect, accountability, innovation, and integrity. The Company’s compensation philosophy is to provide compensation programs that reward its executive officers for improving operating results and profitability and align management’s interests with those of shareholders. Compensation is designed to reward achievement of short-term goals and motivate the executive officers and other employees to create long-term shareholder value and increase total shareholder return. The Company’s incentive compensation program also promotes growth through selective acquisitions and improvements and enhancements to existing properties, obtaining a low cost of funds, improving operating efficiencies through technical innovation and developing additional revenue contributions through management of properties owned by third parties, and by expanding value added services to individual and commercial customers.

The Compensation Committee of the Board of Directors has oversight responsibility in administering the Company’s executive compensation programs, determines compensation of the executive officers on an annual basis, and provides guidance over the Company’s overall executive compensation programs.

The Compensation Committee historically has approached its determination of the compensation of its Named Executive Officers of the Company in a similar fashion. The Compensation Committee essentially treats the officers as a team with complementary skill sets and, despite their different roles, expects them to work as a team to achieve Company objectives. Accordingly, the Company has used the same compensation components for each of the Named Executive Officers which components are designed to complement each other. In making decisions on the individual compensation for each officer, the Compensation Committee also considers, among other items, specific job responsibility, title, performance and contributions made to the Company, competitive conditions and relationship of compensation to other officers. In addition, the compensation takes into account the Company’s succession plan. As such, Mr. Myszka has not participated in the Company’s long-term incentive compensation and annual bonus plans since 2015 and Mr. Attea, who retired on December 31, 2017, has not participated in such plans since 2014. Overall, the compensation reflects the Compensation Committee’s team approach and reflects the Compensation Committee’s desire to have the officers work together to achieve common goals.

Life Storage, Inc. 2018 Proxy Statement

The Compensation Committee believes the Company’s compensation programs provide an effective blend of components necessary to reward the achievement of short-term goals and to create long-term shareholder value. The program includes objective performance metrics based primarily upon funds from operations (“FFO”), one of the key drivers in the real estate investment trust industry, long-term incentives through the use of restricted shares with reasonably long vesting periods, long-term performance-based awards, and a subjective element which provides the Compensation Committee with flexibility to meet changing needs and demands while accounting for cyclicality in the Company’s core business. In addition to rewarding current returns, the programs incentivize long-term growth, emphasizing a strong balance sheet and investment grade credit rating. The Compensation Committee adjusts the compensation policies from time to time to meet the changing conditions.

Over the last several years, the Company’s compensation programs for the Named Executive Officers have been modified to more directly reflect pay for performance. Two-thirds of the potential annual incentive bonus for the Named Executive Officers is based upon targeted FFO per share and comparative FFO, and one-third of such bonus is based upon other performance factors. The bonus is subject to a clawback in certain cases. Also, recent long-term incentive compensation grants have been made in a manner that directly links executive payouts with relative total shareholder return. In the Compensation Committee’s judgment, the Company’s compensation programs are directly related to the performance of executives.

At the Company’s 2017 annual meeting, the Company held a non-binding shareholder advisory vote on executive compensation (“say-on-pay”). The Company’s shareholders approved the compensation of the Company’s executive officers with approximately 96% of voted shares cast in favor of the say-on-pay resolution. As part of its executive compensation discussions, the Compensation Committee has reviewed the results of the 2017 say-on-pay vote and considered it to be supportive of the Company’s compensation practices. In light of such strong shareholder support and recent modifications the Compensation Committee made in compensation programs to directly reflect pay for performance, the Compensation Committee determined that fundamental changes in the Company’s compensation policies were not necessary in 2017. The Company has held an advisory vote on executive compensation every year since 2011. At the Company’s 2017 annual meeting, the Company’s shareholders expressed a preference that advisory votes on executive compensation continue to occur every year. Consistent with this preference, the Board of Directors has determined to continue the practice of having such an advisory vote every year.

The Company does not plan to time, and has not timed, its release of material non-public information for the purpose of affecting the value of executive compensation.

Components of Executive Compensation.

For 2017, the compensation of the Named Executive Officers consisted of the following components generally used in prior years: (i) base salary; (ii) annual incentive awards for performance, payable in cash, or as otherwise determined by the Compensation Committee; (iii) long-term incentive compensation, restricted stock and/or performance-based awards; and (iv) other benefits including perquisites. The Named Executive Officers are also entitled to receive severance benefits in accordance with their employment agreements.

Life Storage, Inc. 2018 Proxy Statement

Following is a discussion of the Compensation Committee’s considerations in establishing the components of compensation for the Named Executive Officers for 2017.

Base Salary.

Base salary is the guaranteed element of the Named Executive Officers’ annual cash compensation. The value of base salary generally reflects the executive’s position, actual performance, skill set and the market value of that skill set. A competitive salary structure is the most fundamental component of executive compensation used by the Compensation Committee to assist in attracting and retaining qualified executives.

In setting base salaries, the Compensation Committee has historically considered recommendations of its compensation consultant, Longnecker & Associates, and comparisons to executive officers of public real estate companies with market capitalization and enterprise value similar to that of the Company, such as EastGroup Properties, Inc., Lexington Realty Trust, PS Business Parks, Inc., CubeSmart, Extra Space Storage, Inc., and Cousins Properties Incorporated. The Compensation Committee has used this data to test for reasonableness and competitiveness of base salaries but has not specifically targeted or “benchmarked” a certain level of base salary within such comparative group. Each year based upon such advice and the executive officers’ performance, the Compensation Committee determines the salaries of the Named Executive Officers.

In 2017, Longnecker & Associates provided the Compensation Committee with advice and information based upon the same comparisons as historically provided. Based upon such comparison and the performance of each of the executive officers, the Compensation Committee established the base salaries of each of Messrs. Attea, Rogers and Myszka at $570,000 for 2017, and the base salaries for each of Messrs. Gregoire, Powell and Killeen, at $340,000 for 2017. Upon the commencement of Mr. Saffire’s employment on November 1, 2017, his base salary was set at $320,000 for 2017, with such amount being pro-rated for the year. In addition to individual performance and other factors, the Compensation Committee determined that such base salaries were appropriate to make the salaries competitive with the salaries of the comparative companies. For 2017, the base salaries of Messrs. Attea, Rogers, and Myszka were in approximately the 50th percentile as compared to the comparative companies.

In 2018, Longnecker & Associates again provided the Compensation Committee with advice and information based upon the same comparisons as historically provided. Based upon such advice and the performance of each of the Executive Officers, the Compensation Committee established the base salaries for 2018 for Mr. Rogers at $600,000 (which increased $30,000 from 2017), for Mr. Myszka at $570,000 (which was unchanged from 2017) and for each of Messrs. Gregoire and Killeen at $400,000 (which salaries increased $60,000 from 2017). Mr. Saffire’s salary was established at $320,000 (which was unchanged from 2017).

February 2017 Stock Based Awards.

In February 2017, the Company made special stock based awards to Messrs. Rogers, Gregoire, Powell, and Killeen by grant of restricted stock awards and performance-based awards under the terms of the Company’s 2015 Award and Option Plan in recognition of

Life Storage, Inc. 2018 Proxy Statement

the officers’ efforts in the consummation of the Company’s acquisition of LifeStorage, LP in 2016 (including the financing of such transaction and the related re-branding of the Company’s self-storage facilities) which the Compensation Committee viewed as a transformational event in the growth of the Company. The awards were based upon a targeted value of $600,000 for Mr. Rogers and $300,000 for each of Messrs. Gregoire, Powell and Killeen, with 50% of such value allocated to restricted stock awards vesting over five years and 50% to performance-based awards. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group similar to the December 2017 awards described below. The actual number of shares and awards was computed based upon the average closing price for the Company’s common stock on the New York Stock Exchange for the ten (10) business days immediately preceding the date of grant (i.e. $83.865) and reflects that the performance-based awards could vest at two times their target value in the event maximum performance is achieved. Thus, the long-term incentive restricted stock awards to Mr. Rogers were for 3,577 shares and to each of Messrs. Gregoire, Powell, and Killeen were for 1,789 shares. The performance-based awards to Mr. Rogers will be 3,577 shares if target performance is achieved and the performance-based awards to each of Messrs. Gregoire, Powell, and Killeen will be 1,789 shares if target performance is achieved.

Annual Incentive Awards.

In addition to annual base salary, the Company has generally paid annual bonuses to the Named Executive Officers based upon annual bonus guidelines. These bonus guidelines have been established in order to align the Named Executive Officers’ goals with the Company’s sales and earnings growth objectives for the year, and have been modified from time to time by the Compensation Committee, with the assistance of the Compensation Committee’s compensation consultant, to best respond to changes in industry conditions. Thus, the Compensation Committee, consistent with historical practices and what it believes are compensation best practices, has regularly reviewed the metrics of the guidelines to ensure the incentive awards are appropriately motivating key employees and rewarding such key employees for Company performance. Based upon this review, the Board of Directors has adopted the Company’s Annual Incentive Compensation Plan for Executive Officers (the “Plan”).

Under the Plan, the Named Executive Officers are entitled to annual bonuses based upon certain performance metrics set by the Compensation Committee. The three performance metrics under the Plan are based upon (i) achieving a percentage growth in “targeted” FFO (the “FFO Award Percentage”); (ii) achieving percentage increases in FFO per share that compare favorably to the growth achieved by publicly traded competitors of the Company (Public Storage, Extra Space Storage, Inc., and CubeSmart) (the “Peer Companies Award Percentage”); and (iii) the participant’s overall performance for the year based upon factors determined by the Compensation Committee (the “Performance Award Percentage”). The maximum bonus that can be earned under each of the three components is 60% of salary for an aggregate maximum bonus of 180% of salary.

The Plan embodies performance metrics that the Compensation Committee has found most effective over the years in measuring successful performance and focusing executives on key measures of Company performance. Two-thirds of the maximum potential bonus awards are based upon metrics related to FFO per share. FFO is

Life Storage, Inc. 2018 Proxy Statement

computed in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) guidelines and is used by industry analysts and investors as a supplemental operating performance measure of an equity REIT. FFO excludes historical cost depreciation, among other items, from net income determined in accordance with generally accepted accounting principles, or GAAP. The most comparable GAAP measure is net income (loss). Under the Plan, the Compensation Committee may make adjustments to FFO to eliminate the impact of unusual and unforeseen factors. For an explanation of how the Company calculates FFO, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC. The Compensation Committee believes FFO per share is an extremely important measurement of successful performance and that rewarding FFO per share growth aligns the interests of management and shareholders. The Performance Award Percentage portion of the award enables the Board to reward conduct that may not be reflected in the year’s annual metrics but contributes substantially to the long-term success of the Company.

The performance metrics under the Plan and the awards for 2017 are further described below:

FFO Award Percentage. The first metric pursuant to the Plan allows each Named Executive Officer to earn a bonus of up to 60% of base salary based upon the FFO per share for the Company for the bonus year compared to the FFO Target for the Company for such year. The FFO Target for a bonus year is the midpoint of the FFO per share range initially publicly announced by the Company as its earnings guidance for such year. No bonus is earned unless at least 97.5% of the FFO Target is achieved and, in order for the maximum bonus to be earned, 102.5% of the FFO Target must be achieved. The award percentage for each level of FFO per share is as follows:

Company’s FFO per Share	Award Percentage
Less than 97.5% of FFO Target	0%
97.5% or more but less than 98.75% of FFO Target	15%
98.75% or more but less than 100% of FFO Target	30%
100% of FFO Target	40%
More than 100% but less than 101.125% of FFO Target	45%
101.125% or more but less than 102.5% of FFO Target	50%
102.5% or more of FFO Target	60%

The Company’s actual adjusted FFO per share in 2017 as defined in the Plan was $5.31 or 95.7% of the FFO Target of $5.55. Accordingly, the Named Executive Officers were not paid a bonus with respect to this metric.

Peer Companies Award Percentage. The second metric pursuant to the Plan allows each Named Executive Officer to earn a bonus of up to 60% of base salary based upon the percentage increase of FFO per share for the Company for the current year over the FFO per share for the Company for the previous year as compared with that of certain publicly-traded competitors (Public Storage, Extra Space Storage Inc., and CubeSmart). Under this metric, if the Company’s FFO growth per share does not exceed any of these companies, no bonus is earned; if the Company’s FFO growth per share exceeds one of these companies, a bonus of

Life Storage, Inc. 2018 Proxy Statement

20% of base salary is earned; if the Company’s FFO growth per share exceeds two of these companies, a bonus of 40% of base salary is earned; and if the Company’s FFO growth per share exceeds all three of the peer companies, the maximum bonus of 60% of base salary is earned. The Company’s FFO growth per share from 2016 to 2017 as defined by the Plan was approximately 2.3% and this percentage did not exceed the FFO growth per share of the peer companies. Accordingly, the Named Executive Officers were not paid a bonus with respect to this metric.

Performance Award Percentages. The third metric pursuant to the Plan allows each Named Executive Officer to earn a bonus of up to 60% of base salary based upon the Compensation Committee’s review of the participant’s overall performance for a year based upon factors determined by the Compensation Committee in its discretion. These factors, which are not subject to pre-determined targets or measures, include considerations based upon the participant’s performance related to improvements in same store revenues, expenses and net operating income, results of expansions and enhancements, marketing innovations, monitoring and improving enterprise risk management and legal compliance programs, the use of funds from property dispositions, maintenance of cost control programs, financing growth including joint venture initiatives and improvements to short and long-term debt structures, succession planning, results related to acquisition and disposition of properties and such other matters as the Compensation Committee deems appropriate. For 2017, the Compensation Committee awarded a bonus of 20% of base salary under this metric to Mr. Powell and a bonus of 40% of base salary under this metric to Messrs. Rogers, Gregoire, and Killeen. This award was based on a number of factors and accomplishments, including wholly owned and joint venture acquisitions completed by the Company in 2017, the increase in same store sales and net operating income, the successful integration of 2016 acquisitions, and the success of the Company’s $450 million 10-year public bond offering.

Form of Payment. The Plan provides that bonuses shall be paid in such form as determined by the Compensation Committee. For 2017, the Compensation Committee determined that the annual bonus earned by the Named Executive Officers was to be paid entirely in cash. Thus, Mr. Rogers received a cash bonus of $228,000; Mr. Powell received a cash bonus of $68,000; and, Messrs. Gregoire and Killeen received cash bonuses of $136,000 each. Messrs. Attea and Myszka were not eligible for this bonus in 2017 as a result of the amendments to their employment agreements entered into as part of the Company’s succession plan and Mr. Saffire was not eligible under this plan in 2017 due to his date of hire.

“Clawback”.

The Plan provides that bonuses, to the extent resulting from restated financial statements of the Company shall, as the Compensation Committee deems appropriate, be returned to the Company. Similarly, the Compensation Committee may make adjustments in bonuses to the extent they were affected by misstatements in the audited financial statements of other companies.

Life Storage, Inc. 2018 Proxy Statement

Long-Term Incentive Awards.

In 2017, the Compensation Committee again reviewed, with the assistance of Longnecker & Associates, its long-term incentive award practice in order to continue to align the interest of management with shareholders and provide retention incentives. After such review, in December 2017, the Compensation Committee awarded a blend of (i) restricted stock and (ii) performance-based awards that are earned based upon the Company’s relative total shareholder return, with the award having a targeted value based upon 220% of base salary for Messrs. Rogers, Gregoire and Killeen. Such values were consistent with the recommendations of Longnecker & Associates. Mr. Myszka was not granted an award as a result of the amendment to his employment agreement entered into as part of the Company’s succession plan. Also, Messrs. Attea and Powell were not granted awards due to their retirements and Mr. Saffire was not granted an award given the separate restricted stock grant made at the time of his commencement of employment, as described below. The specifics of these 2017 awards are further described below:

Long-Term Incentive Restricted Stock Awards.

The long-term incentive restricted stock awards vest over a three-year period, with one-third of such shares vesting each year.

Performance-Based Awards.

The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to the following peer group: EastGroup Properties, Inc., Lexington Realty Trust, PS Business Parks, Inc., CubeSmart, Extra Space Storage Inc., Cousins Properties Incorporated, National Retail Properties, Inc., Washington Real Estate Investment Trust, Highwoods Properties Inc., Public Storage, Pennsylvania Real Estate Investment Trust, Mid-America Apartment Communities, Inc., Acadia Realty Trust, First Industrial Realty Trust, Inc. and the Dow Jones Equity REIT Index. For purposes of the awards, total shareholder return is determined for the Company and the peer group, by dividing (a) the sum of common stock price appreciation and dividends of the respective company during the performance period by (b) the common stock price of such company at the beginning of the performance period.

At the end of the three-year period, the performance-based awards are earned based upon the Company’s position in a ranking of the peer group based upon respective total shareholder return over the three-year period. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

Target Value.

The Compensation Committee determined the number of shares to be awarded based upon a target value of 220% of the base salary for Messrs. Rogers, Gregoire and Killeen, with 50% of such value awarded in long-term incentive restricted stock and 50% of such

Life Storage, Inc. 2018 Proxy Statement

value awarded in performance-based awards (based upon target performance). The actual number of shares and awards was computed based upon the fair market value of the Company’s common stock on the day of the grant (i.e. $89.07) and reflects that the performance-based awards could vest at two times their target value in the event maximum performance is achieved. Thus, the long-term incentive restricted stock awards to Mr. Rogers were for 7,039 shares and to each of Messrs. Gregoire and Killeen were for 4,199 shares. The performance-based award to Mr. Rogers will be 7,039 shares if target performance is achieved. The performance-based awards to each of Messrs. Gregoire and Killeen will be 4,199 shares if target performance is achieved. These awards were made under the 2015 Award and Option Plan previously approved by shareholders.

Retirements of Messrs. Attea and Powell and Hiring of Mr. Saffire.

In 2017, Robert J. Attea retired as Executive Chairman of the Company and Paul T. Powell retired as Chief Investment Officer of the Company. As part of the Company’s long term succession plan for senior management, the term of Mr. Attea’s employment agreement ended on December 31, 2017. Mr. Powell retired as of November 1, 2017 and in connection therewith, the Company and Mr. Powell entered into a Separation Agreement. The Separation Agreement with Mr. Powell provided that he continued as an employee of the Company through the end of 2017, that the Company would make a one-time cash payment of $340,000 and that he vested in certain restricted stock and performance shares.

The Company appointed Mr. Saffire as Chief Investment Officer of the Company on November 1, 2017. In connection with such appointment, the Company and Mr. Saffire entered into an Employment Agreement dated as of November 1, 2017 and the Company made a long term restricted stock grant of 1,250 shares to Mr. Saffire. The fair market value of the Company’s common stock was $80.91 on the date of the grant and the shares of restricted stock granted vest at a rate of one fifth per year over the five-year period immediately following the grant date. This award was also made under the 2015 Award and Option Plan previously approved by shareholders.

Severance Benefits.

Each of the Named Executive Officers is a party to an employment agreement with severance benefits. A description of the terms of the agreements can be found under the heading “Employment Agreements” beginning on page 48 of this Proxy Statement. In entering into these agreements, the Compensation Committee desired to assure that the Company would have the continued dedication of the Named Executive Officers, notwithstanding the possibility of a change in control, and to retain such Named Executive Officers in our employ. The Compensation Committee believes that, should the possibility of a change in control arise, the Company should be able to receive and rely upon the Named Executive Officers’ advice as to the best interests of our Company and without the concern that such Named Executive Officer might be distracted by the personal uncertainties and risks created by a potential change in control. The actual benefits and payments to be made to the Named Executive Officers, as set forth in the employment agreements, were determined based on the Compensation Committee’s business judgment, advice received by the Compensation Committee from its compensation consultant and negotiations with each officer at the time of entering into the agreements.

Life Storage, Inc. 2018 Proxy Statement

Other Benefits.

The Named Executive Officers also receive benefits offered to all full-time employees of the Company, including medical insurance coverage, disability insurance, life insurance and matching contributions to the Company’s 401(k) Plan. Under the terms of the applicable welfare benefit plans, the cost of these employee benefits is partially borne by the employee, including each Named Executive Officer. These plans are nondiscriminatory except that Messrs. Attea, Rogers, and Myszka may be reimbursed for medical expenditures not covered by the Company’s standard plan. In 2017, Messrs. Attea and Myszka received reimbursements of $1,873 and $9,662, respectively. The benefits paid to the Named Executive Officers in 2017 are included in the Summary Compensation Table below.

Perquisites.

In addition, Messrs. Rogers and Myszka receive $15,600 per year to be applied to automobile allowance and club memberships. Mr. Attea also received such amount in 2017. The dollar value of perquisites is not significant relative to the other components of executive compensation. These amounts are included in the Summary Compensation Table below.

Tax Deductibility of Compensation.

Section 162(m) of the Internal Revenue Code limits to $1 million a publicly held corporation’s tax deduction each year for compensation to any “covered employee”. Because the Company qualifies as a REIT under the Internal Revenue Code, it is not subject to Federal income taxes to the extent it distributes 100% of its taxable income. Thus, the payment of compensation subject to any limitations on deductibility imposed by Section 162(m) does not have a material adverse consequence to the Company, provided the Company continues to qualify as a REIT. A larger portion of shareholder distributions may be subject to Federal income tax as dividend income, rather than a return of capital, and any such compensation allocated to the Company’s taxable REIT subsidiaries whose income is subject to Federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although the Company will be mindful of the limits imposed by Section 162(m), the Company nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed any limitation on deduction imposed by Section 162(m).

Stock Ownership Guidelines.

The Company has established share ownership guidelines for the Company’s Named Executive Officers since the Company believes that such officers should maintain a material personal financial stake in the Company to promote strong alignment between the interests of management and shareholders. Under these guidelines, each Named Executive Officer is expected to acquire and maintain ownership in Company common shares having a market value equal to three times annual base salary. Each Named Executive Officer has met these guidelines, other than Mr. Saffire who is still within the three-year period allowed to meet this guideline.

Life Storage, Inc. 2018 Proxy Statement

Compensation Consultant Independence.

The Company has determined that no conflicts of interest exist between the Company and its compensation consultant, Longnecker & Associates (or any individuals working on the Company’s account on behalf of Longnecker & Associates), and Longnecker & Associates was deemed an independent advisor on matters of executive compensation pursuant to Item 407(e)(3)(iv) of Regulation S-K.

Life Storage, Inc. 2018 Proxy Statement

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert J. Attea (4)	2017	$570,000	-	-	-	$100,725	$670,725
Former Executive Chairman	2016	$570,000	-	-	-	$94,385	$664,385
	2015	$548,000	-	-	-	$130,701	$678,701

David L. Rogers	2017	$570,000	-	$1,807,355	$228,000	$98,852	$2,704,207
Chief Executive Officer	2016	$570,000	-	$1,124,184	-	$126,334	$1,820,518
	2015	$548,000	-	$1,075,000	$767,200	$135,221	$2,525,421

Kenneth F. Myszka	2017	$570,000	-	-	-	$108,514	$678,514
President	2016	$570,000	-	-	-	$124,078	$694,078
	2015	$548,000	-	$1,075,000	$767,200	$134,556	$2,524,756

Andrew J. Gregoire	2017	$340,000	-	$1,019,135	$136,000	$45,157	$1,540,292
Chief Financial Officer and Secretary	2016	$320,000	-	$631,184	$192,000	$41,325	$1,184,509
	2015	$304,500	-	$657,083	$426,300	$44,958	$1,432,841

Edward F. Killeen	2017	$340,000	-	$1,019,135	$136,000	$45,157	$1,540,292
Chief Operating Officer	2016	$320,000	-	$631,184	$192,000	$41,325	$1,184,509
	2015	$304,500	-	$657,083	$426,300	$44,955	$1,432,838

Paul T. Powell (5)	2017	$340,000	-	$306,187	$68,000	$385,157	$1,099,344
Former Chief Investment Officer	2016	$320,000	-	$631,184	$192,000	$41,325	$1,184,509
	2015	$304,500	-	$657,083	$426,300	$44,955	$1,432,838

Joseph V. Saffire (6)	2017	$55,386	-	$101,131	-	-	$156,517
Chief Investment Officer	2016	-	-	-	-	-	-
	2015	-	-	-	-	-	-

(1)

The amounts disclosed in the “Stock Awards” column represent the aggregate grant date fair value of all shares or awards granted to the named executive officers for the applicable fiscal year, calculated in accordance with FASB ASC Topic 718.

The amounts shown in this column for 2017 relate to (i) a long-term incentive award of 3,577 restricted shares awarded to Mr. Rogers and 1,789 restricted shares awarded to each Messrs. Gregoire, Powell, and Killeen on February 22, 2017, (ii) the target award of 3,577 performance-based awards issued to Mr. Rogers and the target award of 1,789 performance-based awards issued to each Messrs. Gregoire, Powell, and Killeen on February 22, 2017, (iii) a long-term incentive award of 7,039 restricted shares awarded to Mr. Rogers and 4,199 restricted shares awarded to each Messrs. Gregoire and Killeen on December 29, 2017, (iv) the target award of 7,039 performance-based awards issued to Mr. Rogers and the target award of 4,199

Life Storage, Inc. 2018 Proxy Statement

performance-based awards issued to each Messrs. Gregoire and Killeen on December 29, 2017, and (v) a long-term incentive award of 1,250 restricted shares awarded to Mr. Saffire on November 1, 2017.

The amounts shown in this column for 2016 relate to (i) a long-term incentive award of 6,907 restricted shares awarded to Mr. Rogers and 3,878 restricted shares awarded to each Messrs. Gregoire, Powell, and Killeen on December 22, 2016 and (ii) the target award of 6,907 of performance-based awards issued to Mr. Rogers and the target award of 3,878 performance-based awards issued to each Messrs. Gregoire, Powell, and Killeen on December 22, 2016.

The amounts shown in this column for 2015 relate to (i) a long-term incentive award of 5,196 restricted shares awarded to each Messrs. Rogers and Myszka and 3,176 restricted shares awarded to each Messrs. Gregoire, Powell, and Killeen on December 17, 2015 and (ii) the target award of 5,196 of performance-based awards issued to each Messrs. Rogers and Myszka and the target award of 3,176 performance-based awards issued to each Messrs. Gregoire, Powell, and Killeen on December 17, 2015.

For more information on these awards, see “Compensation Discussion and Analysis-Components of Executive Compensation” and the “Grants of Plan-Based Awards For 2017” table below. The assumptions used to compute the grant date fair value of these awards for each named executive officer are set forth in Notes 2 and 9 to our 2017 consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017. The value of the performance-based awards issued in 2017 to each of the executive officers at the grant date assuming that the highest level of performance will be achieved is as follows: Mr. Rogers - $1,739,958, Messrs. Gregoire and Killeen each - $979,762, Mr. Powell - $301,876. The value of the performance-based awards issued in 2016 to each of the executive officers at the grant date assuming that the highest level of performance will be achieved is as follows: Mr. Rogers - $1,108,435, Messrs. Gregoire, Powell, and Killeen each - $622,341. The value of the performance-based awards issued in 2015 to each of the executive officers at the grant date assuming that the highest level of performance will be achieved is as follows: Messrs. Rogers and Myszka each - $1,095,940, Messrs. Gregoire, Powell, and Killeen each - $669,882. The value of the performance-based awards is dependent on the Company’s performance over a three-year period.

(2)

The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2017 represent cash payments for 2017 performance made in March 2018 to the named executives under the Company’s annual incentive compensation plan. For more information on these awards, see “Compensation Discussion and Analysis-Components of Executive Compensation”. The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2016 represent cash payments for 2016 performance made in March 2017 to the named executives under the Company’s annual incentive compensation plan. For more information on these awards, see “Compensation Discussion and Analysis-Components of Executive Compensation”. The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2015 represent cash payments for 2015 performance made in March 2016 to the named executives under the Company’s annual incentive compensation plan. For more information on these awards, see “Compensation Discussion and Analysis-Components of Executive Compensation”.

Life Storage, Inc. 2018 Proxy Statement

(3)	“All Other Compensation” includes the following:

Name		Allowances*	401(k) Match	Supplemental Health Coverage	Dividends on Restricted Stock	Other Payments	Total “All Other Compensation”
Robert J. Attea	2017	$15,600	$4,455	$1,873	$78,797	-	$100,725
	2016	$15,600	$2,120	$2,542	$74,123	-	$94,385
	2015	$15,600	$2,120	$2,367	$110,614	-	$130,701

David L. Rogers	2017	$15,600	$4,455	-	$78,797	-	$98,852
	2016	$15,600	$2,120	-	$108,614	-	$126,334
	2015	$15,600	$2,120	-	$117,501	-	$135,221

Kenneth F. Myszka	2017	$15,600	$4,455	$9,662	$78,797	-	$108,514
	2016	$15,600	$2,120	$13,894	$92,464	-	$124,078
	2015	$15,600	$2,120	$7,379	$109,457	-	$134,556

Andrew J. Gregoire	2017	-	$4,455	-	$40,702		$45,157
	2016	-	$2,120	-	$39,205	-	$41,325
	2015	-	$2,120	-	$42,838	-	$44,958

Edward F. Killeen	2017	-	$4,455	-	$40,702	-	$45,157
	2016	-	$2,120	-	$39,205	-	$41,325
	2015	-	$2,120	-	$42,835	-	$44,955

Paul T. Powell	2017	-	$4,455	-	$40,702	$340,000	$385,157
	2016	-	$2,120	-	$39,205	-	$41,325
	2015	-	$2,120	-	$42,835	-	$44,955

Joseph V. Saffire	2017	-	-	-	-	-	-
	2016	-	-	-	-	-	-
	2015	-	-	-	-	-	-

* Includes an annual allowance for an automobile and club dues.

(4)	Mr. Attea retired from his position as Executive Chairman on December 31, 2017. He will continue to serve as non-executive Chairman of the Board until the Annual Meeting.

(5)

Mr. Powell retired from his position as Chief Investment Officer on November 1, 2017. In connection with such retirement, the Company and Mr. Powell entered into a Separation Agreement dated as of November 1, 2017.

(6)

Mr. Saffire was appointed as Chief Investment Officer on November 1, 2017. The $55,386 of salary represents the pro-rated portion of his $320,000 annual salary paid to him in 2017. In connection with such appointment, the Company and Mr. Saffire entered into an Employment Agreement dated as of November 1, 2017.

Life Storage, Inc. 2018 Proxy Statement

Grant Of Plan-Based Awards For 2017

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($) (8)
		Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
David L. Rogers	2/22/17	-	-	-	-	-	-	3,577 (3)	$310,412
	12/29/17	-	-	-	-	-	-	7,039 (4)	$626,964
	2/22/17 (5)	-	-	-	1,788	3,577	7,154	-	$301,791
	12/29/17 (6)	-	-	-	1,760	7,039	14,078	-	$568,188
	N/A	-	-	$1,026,000	-	-	-	-	-
Andrew J. Gregoire	2/22/17	-	-	-	-	-	-	1,789 (3)	$155,249
	12/29/17	-	-	-	-	-	-	4,199 (4)	$374,005
	2/22/17 (5)	-	-	-	894	1,789	3,578	-	$150,938
	12/29/17 (6)	-	-	-	1,050	4,199	8,398	-	$338,943
	N/A	-	-	$612,000	-	-	-	-	-
Edward F. Killeen	2/22/17	-	-	-	-	-	-	1,789 (3)	$155,249
	12/29/17	-	-	-				4,199 (4)	$374,005
	2/22/17 (5)	-	-	-	894	1,789	3,578	-	$150,938
	12/29/17 (6)	-	-	-	1,050	4,199	8,398	-	$338,943
	N/A	-	-	$612,000	-	-	-	-	-
Paul T. Powell	2/22/17	-	-	-	-	-	-	1,789 (3)	$155,249
	2/22/17 (4)	-	-	-	894	1,789	3,578	-	$150,938
	N/A	-	-	$612,000	-	-	-	-	-
Joseph V. Saffire	11/1/17	-	-	-	-	-	-	1,250 (7)	$101,131

(1)

This is not the amount earned but is the maximum amount that could have been earned under the Annual Incentive Compensation Plan based upon 2017 performance. The Plan includes no threshold or target awards. For more information on these awards, see “Compensation Discussion and Analysis-Components of Executive Compensation.” The Company paid the actual bonus earned in cash. See Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(2)	Holders of restricted shares are entitled to the same dividend and voting rights as are holders of the Company’s Common Stock.

(3)

Restricted shares issued in February 2017 to Messrs. Rogers, Gregoire, Powell, and Killeen as a long-term incentive compensation award, with 20% of such shares vesting each year. Such shares were issued under the 2015 Award and Option Plan.

(4)

Restricted shares issued in December 2017 to Messrs. Rogers, Gregoire, and Killeen as a long-term incentive compensation award, with 33.3% of such shares vesting each year. Such shares were issued under the 2015 Award and Option Plan.

(5)

Performance-based awards issued in February 2017. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be

Life Storage, Inc. 2018 Proxy Statement

earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 50% and 200% will be earned, with 50% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved. Such awards were made under the 2015 Award and Option Plan.

(6)

Performance-based awards issued in December 2017. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved. Such awards were made under the 2015 Award and Option Plan.

(7)

Restricted shares issued in November 2017 to Mr. Saffire as a long-term incentive compensation award, with 20% of such shares vesting each year. Such shares were issued under the 2015 Award and Option Plan.

(8)	Amount represents full grant date fair value of awards granted in 2017 computed in accordance with FASB ASC Topic 718.

Life Storage, Inc. 2018 Proxy Statement

Outstanding Equity Awards At December 31, 2017

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Robert J. Attea	27,679	$43.75	6/17/2018	-	-		-	-
	-	-	-	13,294	$1,184,097	(3)	-	-
David L. Rogers	26,951	$43.75	6/17/2018	-	-		-	-
	-	-	-	2,065	$183,930	(4)	-	-
	-	-	-	2,902	$258,481	(5)	-	-
	-	-	-	13,294	$1,184,097	(3)	-	-
	-	-	-	1,732	$154,269	(6)	-	-
	-	-	-	-	-	(7)	10,392	$925,615
	-	-	-	4,605	$410,167	(8)	-	-
	-	-	-	-	-	(9)	13,814	$1,230,413
	-	-	-	3,577	$318,603	(10)	-	-
	-	-	-	-	-	(11)	7,154	$637,207
	-	-	-	7,039	$626,964	(12)	-	-
	-	-	-	-	-	(13)	14,078	$1,253,927
Kenneth F. Myszka	15,476	$43.75	6/17/2018	-	-		-	-
	-	-	-	2,065	$183,930	(4)	-	-
	-	-	-	13,294	$1,184,097	(3)	-	-
	-	-	-	1,732	$154,269	(6)	-	-
	-	-	-	-	-	(7)	10,392	$925,615

Life Storage, Inc. 2018 Proxy Statement

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Andrew J. Gregoire	-	-	-	1,464	$130,398	(14)	-	-
	-	-	-	5,972	$531,926	(3)	-	-
	-	-	-	1,058	$94,236	(15)	-	-
	-	-	-	-	-	(7)	6,352	$565,773
	-	-	-	2,585	$230,246	(16)	-	-
	-	-	-	-	-	(9)	7,756	$690,827
	-	-	-	1,789	$159,346	(17)	-	-
	-	-	-	-	-	(11)	3,578	$318,692
	-	-	-	4,199	$374,005	(18)	-	-
	-	-	-	-	-	(13)	8,398	$748,010
Paul T. Powell	-	-	-	5,972	$531,926	(3)	-	-
	-	-	-	-	-	(7)	6,352	$565,773
	-	-	-	-	-	(9)	5,171	$460,551
	-	-	-	-	-	(11)	2,183	$194,402
Edward F. Killeen	-	-	-	1,464	$130,398	(14)	-	-
	-	-	-	5,972	$531,926	(3)	-	-
	-	-	-	1,058	$94,236	(15)	-	-
	-	-	-	-	-	(7)	6,352	$565,773
	-	-	-	2,585	$230,246	(16)	-	-
	-	-	-	-	-	(9)	7,756	$690,827
	-	-	-	1,789	$159,346	(17)	-	-
	-	-	-	-	-	(11)	3,578	$318,692
	-	-	-	4,199	$374,005	(18)	-	-
	-	-	-	-	-	(13)	8,398	$748,010
Joseph V. Saffire	-	-	-	1,250	$111,338	(19)	-	-

(1)	Market value of unvested shares is based on December 31, 2017 closing stock price.

Life Storage, Inc. 2018 Proxy Statement

(2)	Market value assuming maximum performance award is earned and is based on December 31, 2017 closing stock price.

(3)

Performance-based vesting restricted shares issued in 2014. The performance-based vesting restricted stock awards vest based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will vest if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 100% will vest, with 25% of the shares vesting if threshold performance is achieved, 50% vesting if target performance is achieved and 100% vesting if maximum performance is achieved. On January 26, 2018, the Compensation Committee determined that 40% of these shares vested.

(4)	Restricted shares vest at a rate of 2,065 shares per year through 2018.

(5)	Restricted shares vest at a rate of 2,902 shares per year through 2018.

(6)	Restricted shares vest at a rate of 1,732 shares per year through 2018.

(7)

Performance-based awards issued in 2015. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 50% and 200% will be earned, with 50% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

(8)	Restricted shares vest at a rate of 2,302 shares per year through 2019.

(9)

Performance-based awards issued in 2016. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 50% and 200% will be earned, with 50% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

(10)	Restricted shares vest at a rate of 715 shares per year through 2022.

(11)

Performance-based awards issued in February 2017. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 50% and 200% will be earned, with 50% of the shares earned if threshold performance is achieved.

(12)	Restricted shares vest at a rate of 2,346 shares per year through 2020.

Life Storage, Inc. 2018 Proxy Statement

(13)

Performance-based awards issued in December 2017. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved.

(14)	Restricted shares vest at a rate of 1,464 shares per year through 2018.

(15)	Restricted shares vest at a rate of 1,058 shares per year through 2018.

(16)	Restricted shares vest at a rate of 1,293 shares per year through 2019.

(17)	Restricted shares vest at a rate of 358 shares per year through 2022.

(18)	Restricted shares vest at a rate of 1,400 shares per year through 2020.

(19)	Restricted shares vest at a rate of 250 shares per year through 2022.

Option Exercises and Stock Vested In 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert J. Attea	-		14,294	$1,160,684
Kenneth F. Myszka	-	-	15,927	$1,308,346
David L. Rogers	-	-	21,130	$1,721,210
Andrew J. Gregoire	-	-	9,042	$742,297
Edward F. Killeen	-	-	9,042	$742,297
Paul T. Powell	-	-	13,216	$1,115,435
Joseph V. Saffire	-	-	-	-

(1) Amounts reflect the market value of the Common Stock on the day the Common Stock vested.

Employment Agreements

The Company has entered into employment agreements with each of Messrs. Rogers, Myszka, Gregoire, Killeen, and Saffire. The agreements with Messrs. Rogers, Myszka, Gregoire, and Killeen were initially entered into in 1999 and were amended and restated effective January 1, 2009. The agreements with Messrs. Rogers and Myszka were amended on January 19, 2015 and on February 22, 2017, and the agreements with respect to Messrs. Gregoire and Killeen were amended and restated in full on November 1, 2017. Mr. Saffire’s employment agreement was entered into on November 1, 2017 at time of his commencement of employment with the Company.

Except as described below with respect to Mr. Myszka, each employment agreement has an indefinite term but can be terminated by the Company (a) in the event of the executive’s disability, (b) for “cause,” or (c) upon 30 days prior written notice to the executive. Each executive may terminate his employment agreement (a) for “good

Life Storage, Inc. 2018 Proxy Statement

reason,” or (b) by providing 60 days prior written notice to the Company. Each employment agreement may also be terminated by agreement of the Company and the executive. Each employment agreement prohibits the executive, during employment and during the one-year period following termination of employment, from engaging in the self-storage business as an employee, consultant or owner. Pursuant to the amendment to Mr. Myszka’s employment agreement dated as of January 19, 2015, the term of Mr. Myszka’s employment agreement ends on December 31, 2018. This amendment was entered into as part of a succession plan for senior management of the Company.

Employment Agreements of Messrs. Rogers and Myszka

The employment agreements of Messrs. Rogers and Myszka each provide for severance payments in the event the executive’s employment is terminated by the Company without “cause” or he resigns for “good reason.” Such severance payments would be made in 36 monthly payments following the termination of the executive’s employment, and each monthly payment would be an amount equal to one-twelfth of the sum of the highest (i) base salary earned by such executive during any calendar year, (ii) bonus and other incentive compensation earned by such executive during any calendar year, and (iii) value of any restricted stock awards during any calendar year to such executive. The first six monthly payments will be made in a single sum to the executive within 30 days following his separation from service. The remaining 30 payments will be made over a 30-month period beginning seven months after the separation from service. No severance benefits are payable if the executive’s employment is terminated for “cause” or if the executive retires or voluntarily terminates his employment without “good reason.” The employment agreements also provide that certain employee welfare benefits shall be continued for a period of 36 months after termination of employment in the event the executive’s employment is terminated by the Company without “cause” or the executive resigns for “good reason.”

In addition, if the Company undergoes a “change in control” while severance is being paid to Messrs. Rogers and Myszka, the remaining severance payment would be transferred to a rabbi trust and monthly payments would continue to be made from that trust unless the “change in control” also qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Internal Revenue Code, in which case the remaining severance payment would be paid to the executive in a lump sum within 30 days after the “change in control” occurs. Similarly, if the executive is terminated within two years following a “change in control” of the Company, the severance payments would be transferred to a rabbi trust and monthly payments would be made from that trust unless the “change in control” qualifies under Section 409A of the Code, in which case the severance payments would be paid to the executive in a lump sum within 30 days of his termination of employment. In addition, the Company must reimburse the executive for his legal fees in connection with any good faith claim for severance payments under the employment agreement. Each employment agreement provides that the severance payments will not be offset or mitigated by any income from another source during the severance period.

The employment agreements for Messrs. Rogers and Myszka also provide for payments in the event of termination by reason of the executive’s death or disability during the term of his employment agreement. The payments will be in an amount equal to two times the

Life Storage, Inc. 2018 Proxy Statement

executive’s then effective per annum rate of salary plus a pro rata portion of the incentive compensation for the calendar year in which the death or disability occurs. In the event of death, such payments will be paid in eight quarterly installments following the date of the executive’s death. In the case of the executive’s disability, such payments will be made in 24 monthly installments, with the first six installments paid in a lump sum within 30 days following the executive’s separation from service, and the remaining 18 installments made over 18 months beginning with the seventh month after the executive’s separation from service. The disability payments to the executive would be reduced by any amounts paid to the executive in connection with the Company’s disability insurance contracts.

Pursuant to the employment agreements with Messrs. Rogers and Myszka and the Company’s award and option plan all stock options held by such parties will vest in the event of their termination without “cause”, for “good reason” or death or disability or in the event of a “change in control.”

The tables below reflect the amount of compensation to each of Messrs. Rogers and Myszka in the event of termination of such executive’s employment described below. The amounts shown assume that such termination was effective as of December 31, 2017 and uses the closing market price of the Company stock on such date, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to such executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

Potential Payments and Benefits upon Death or Disability or upon Termination of Employment With No Change in Control of the Company.

The first column of each table below sets forth the payments to which the executive would be entitled, other than accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs, in the event of a termination of the executive’s employment for any reason other than for “cause” by the Company or by the executive without “good reason,” and assuming such termination occurred prior to, or did not otherwise arise in connection with, a “change in control” of the Company. The second column of each table reflects payments that would be due in the event of the executive’s termination of employment due to death or disability prior to a change in control of the Company. No benefits are paid, other than earned but unpaid compensation, upon a termination of employment by the Company for “cause” or for termination by the executive upon retirement or without “good reason.”

Life Storage, Inc. 2018 Proxy Statement

	Termination by Company without “Cause” or Termination by Executive for “Good Reason”	Death or Disability
David L. Rogers
Cash Severance [1]	$7,636,059	$1,140,000
Continued Employee Welfare Benefits	57,204	0
Acceleration of Equity Awards [2]	0	1,952,414

Total	$7,693,263	$3,092,414

Kenneth F. Myszka
Cash Severance [1]	$7,636,059	$1,140,000
Continued Employee Welfare Benefits	86,190	0
Acceleration of Equity Awards [2]	0	338,199

Total	$7,722,249	$1,478,199

[1]	Cash severance for disability is reduced by any amounts paid to the officer under the Company’s disability insurance contract.

[2]

After termination by the Company without “Cause”, or termination by the executive for “Good Reason”, death or disability, each executive will also be entitled to a pro rata portion of performance-based awards issued to such executive based upon the number of months of employment during the applicable performance periods and the Company’s performance through the end of the applicable performance period. Mr. Rogers was issued performance-based awards on December 17, 2015, December 22, 2016, February 22, 2017 and December 29, 2017, with performance periods ending December 17, 2018, December 22, 2019, February 22, 2020 and December 29, 2020, respectively. Mr. Myszka was issued a performance-based award on December 17, 2015 with a performance period ending December 17, 2018.

Potential Payments and Benefits Following, or in Connection With a Change in Control of the Company.

Upon a termination of the employment of Messrs. Rogers or Myszka without “cause” or a termination by such executive for “good reason” following a “change in control,” such executive is entitled to receive the following benefits:

David L. Rogers
Cash Severance	$7,636,059
Acceleration of Equity Awards	3,136,511
Continued Employee Welfare Benefits	57,204

Total	$10,829,774	[1]

Kenneth F. Myszka
Cash Severance	$7,636,059
Acceleration of Equity Awards	1,522,295
Continued Employee Welfare Benefits	86,190

Total	$9,244,544	[1]

[1]	Such amounts shall be reduced if such reduction results in greater after-tax value to the executive in avoiding imposition on the executive of an excise tax under Internal Review Code Section 4999.

Life Storage, Inc. 2018 Proxy Statement

Cash severance for Messrs. Rogers and Myszka is paid in 36 monthly payments following the termination of the executive’s employment, with the first six monthly payments being made in a single sum to the executive within 30 days following his separation from service and the remaining 30 payments made over a 30 month period beginning seven months after the separation from service. However, if a “change of control” occurs while the Company is making severance payments or if the executive is terminated within two years following a “change in control” of the Company, and if such “change in control” also qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Internal Revenue Code, then the payments/remaining payments will be made in a single sum within 30 days following the “change in control” or separation from service. If the “change in control” does not so qualify under Section 409A, then the payments/remaining payments would be transferred to a rabbi trust and payments made from the trust. Cash severance on account of death will be paid in eight quarterly installments. Cash severance on account of disability will be paid in 24 monthly installments with the first 6 months of severance paid in a single sum within 30 days following separation from service and the remaining payments made in 18 monthly installments beginning with the seventh month after the executive’s separation from service.

Employment Agreements of Messrs. Gregoire, Killeen, and Saffire

The employment agreements of Messrs. Gregoire, Killeen, and Saffire each provide for severance payments in the event the executive’s employment is terminated by the Company without “cause” or he resigns for “good reason” without a change of control of the Company. Such severance payments would be made in 30 monthly payments following the termination of the executive’s employment, and each monthly payment would be an amount equal to 1/30th of the aggregate amount equal to two (2) times the salary and bonus paid to such executive in the prior calendar year, provided, however, that if Mr. Saffire is terminated prior to December 31, 2018, his severance shall be equal to two (2) times his then current annual salary. The first six monthly payments will be made in a single sum to the executive within 30 days following his separation from service. The remaining 30 payments will be made over a 24-month period beginning seven months after the separation from service. No severance benefits are payable if the executive’s employment is terminated for “cause” or if the executive retires or voluntarily terminates his employment without “good reason.” However, if a “change of control” which qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Internal Revenue Code occurs while the Company is making severance payments, then the payments/remaining payments will be made in a single sum within 30 days following the “change in control”. If the “change in control” does not so qualify under Section 409A, then the payments/remaining payments would be transferred to a rabbi trust and payments made from the trust.

The employment agreements of Messrs. Gregoire, Killeen, and Saffire also each provide that upon a termination of the employment of such executive without “cause” or a termination by such executive for “good reason” within twenty-four (24) months following a “change in control” qualifying under Section 409A of the Internal Revenue Code, the executive shall be paid a severance equal to two and one-half (2.5) times the salary and bonus paid to such executive in the prior calendar year, provided, however, that if

Life Storage, Inc. 2018 Proxy Statement

Mr. Saffire is terminated prior to December 31, 2018, his severance shall be equal to two and one half (2.5) times his then current annual salary. Such severance shall be paid in a lump sum.

The employment agreements also provide that certain employee welfare benefits shall be continued for a period of 30 months after termination of employment in the event the executive’s employment is terminated by the Company without “cause” or the executive resigns for “good reason.”

Upon any termination of employment, Messrs. Gregoire, Killeen, and Saffire would also be entitled to accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs. No severance benefits are payable, upon a termination of employment by the Company for “cause” or for termination by the executive upon retirement or without “good reason.”

The tables below reflect the amount of compensation to each of Messrs. Gregoire, Killeen, and Saffire in the event of termination of such executive’s employment described below. The amounts shown assume that such termination was effective as of December 31, 2017.

Potential Payments and Benefits upon Termination of Employment Without Change in Control of the Company.

Upon a termination of the employment of Messrs. Gregoire, Killeen or Saffire without a “change of control”, such executive will be entitled to receive the following benefits:

Andrew J. Gregoire [1]
Cash Severance	$952,000
Acceleration of Equity Awards [2]	0
Continued Employee Welfare Benefits	38,136

Total	$990.136

Edward. F. Killeen [1]
Cash Severance	$952,000
Acceleration of Equity Awards [2]	0
Continued Employee Welfare Benefits	12,818

Total	$964,818

Joseph V. Saffire [1]
Cash Severance	$640,000
Acceleration of Equity Awards	0
Continued Employee Welfare Benefits	38,136

Total	$678,136

[1]

The amounts set forth in the table are estimates based upon the salary and bonus paid to each executive for 2017, except with respect to Mr. Saffire in which case the estimates are based upon his current salary of $320,000. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

Life Storage, Inc. 2018 Proxy Statement

[2]

After termination by the Company without “Cause”, or termination by the executive for “Good Reason”, each of Messrs. Gregoire and Killeen will also be entitled to a pro rata portion of performance-based awards issued to such executive based upon the number of months of employment during the applicable performance periods and the Company’s performance through the end of the applicable performance period. Each of Messrs. Gregoire and Killeen were issued performance-based awards on December 17, 2015, December 22, 2016, February 22, 2017 and December 29, 2017, with performance periods ending December 17, 2018, December 22, 2019, February 22, 2020 and December 29, 2020, respectively.

Potential Payments and Benefits upon Termination of Employment With Change in Control of the Company.

Upon a termination of the employment of Messrs. Gregoire, Killeen or Saffire following a “change in control,” such executive is entitled to receive the following benefits:

Andrew J. Gregoire [1]
Cash Severance	$1,190,000
Acceleration of Equity Awards	1,520,158
Continued Employee Welfare Benefits	47,670

Total	$2,757,828

Edward. F. Killeen [1]
Cash Severance	$1,190,000
Acceleration of Equity Awards	1,520,158
Continued Employee Welfare Benefits	16,023

Total	$2,726,181

Joseph V. Saffire [1]
Cash Severance	$800,000
Acceleration of Equity Awards	111,338
Continued Employee Welfare Benefits	47,670

Total	$959,008

[1]

The amounts set forth in the table are estimates based upon the salary and bonus paid to each executive for 2017. Equity awards are valued based upon the closing market price of the Company common stock as of December 31, 2017. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company. The amount of any severance payable to the executive shall be reduced to the extent necessary to avoid imposition of any tax on excess parachute payments under Section 4999 of the Code.

Certain Definitions

For purposes of all the employment agreements described above, the following terms have the meanings set forth below:

“cause” generally means a material breach of the executive’s duties under the executive’s employment agreement, or the fraudulent, illegal or other gross misconduct which is materially damaging or detrimental to the Company.

Life Storage, Inc. 2018 Proxy Statement

“change in control” generally includes:

(i)	the acquisition by any person of 20% or more of the outstanding stock of the Company;

(ii)

approval by the shareholders of the Company of a consolidation, merger or other business combination involving the Company in which the Company is not the surviving entity, other than a transaction in which the holders of the Company’s Common Stock immediately prior to the transaction have substantially the same proportionate ownership of Common Stock of the surviving corporation after the transaction;

(iii)

approval by the shareholders of the Company of any consolidation, merger or other business combination in which the Company is the continuing or surviving corporation but in which the common shareholders of the Company immediately prior to the transaction do not own at least a majority of the outstanding Common Stock of the continuing or surviving corporation;

(iv)	approval by the shareholders of the Company of any sale, lease or exchange of substantially all of the assets of the Company and its subsidiaries;

(v)

a change in the majority of the members of the Board of Directors within a 24-month period, unless the election or nomination for election by the Company’s shareholders of each new director was approved by the vote of 2/3 of the directors then still in office who were in office at the beginning of the 24-month period; or

(vi)	more than 50% of the assets of the Company and its subsidiaries are sold, transferred or otherwise disposed of, other than in the usual and ordinary course of its business.

“good reason” generally means:

(i)	a material change in the executive’s duties and responsibilities or a change in the executive’s title or position without the executive’s consent;

(ii)	there arises a requirement that the services required to be performed by the executive would necessitate the executive to move his residence at least 50 miles from the Buffalo, New York area;

(iii)	a material reduction by the Company in the executive’s compensation or benefits;

(iv)	a material breach of the employment agreement by the Company; or

(v)	the failure of any successor to the Company to specifically assume responsibility for the employment agreement.

Life Storage, Inc. 2018 Proxy Statement

Pay Ratio Disclosure

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the Company’s median employee’s total annual compensation to the total annual compensation of the Company’s principal executive officer (“PEO”). The Company’s PEO is Mr. David Rogers, our Chief Executive Officer.

To determine the median employee, we reviewed a list of all employees of the Company and its subsidiaries as of December 31, 2017 and examined total cash compensation paid to each such employee during 2017 including cash paid for employer 401(k) match and cash paid by the Company for health insurance premiums as is consistent with the calculation of compensation for the Named Executive Officers of the Company above. Cash compensation was annualized for those employees as of December 31, 2017 who were not employed for the full year. We believe that the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely grant equity awards to employees.

After identifying the median employee using total cash compensation, we calculated the annual total compensation of such employee using the same methodology we use for our Named Executive Officers as set forth in the Summary Compensation Table for 2017 included in this proxy statement. The ratio of annual total compensation of the Company’s PEO to the median annual total compensation of all Company employees (excluding the PEO) is as follows:

Median employee’s annual total compensation	$30,288

Annual total compensation of Mr. David Rogers, our PEO	$2,704,207
Ratio of Mr. David Rogers’ annual total compensation to the median employee’s annual total compensation	89 to 1

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no member of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC.

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for Named Executive Officers and oversees the Company’s stock plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Compensation Committee reviewed and discussed with management the disclosure appearing under the heading “Compensation Discussion and Analysis” of this Proxy Statement. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Company with regard to executive

Life Storage, Inc. 2018 Proxy Statement

compensation. Based upon this review and discussion with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission, and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2017.

Compensation Committee STEPHEN R. RUSMISEL, CHAIR ARTHUR L. HAVENER, JR. MARK G. BARBERIO

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Life Storage, Inc. 2018 Proxy Statement

PROPOSAL 3. PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers as described in detail in the “Compensation Discussion and Analysis” and the accompanying tables in the Executive Compensation section beginning on page 30. This vote is commonly known as “say-on-pay.” The Company is currently conducting “say-on-pay” votes every year.

As described in greater detail in the “Compensation Discussion and Analysis” section, we seek to closely align the interests of the Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. A substantial part of our compensation for Named Executive Officers is performance based and the Company has used performance-based vesting restricted stock as part of the long-term incentive program.

In order to promote the short and long-term interest of our shareholders, the Company’s compensation programs have evolved as necessary over the years. During the last several years, the Compensation Committee has initiated a number of changes to better align management and shareholder interests. Recent Compensation Committee actions include the following:

•

Since 2010, the Company has had in effect a performance based Annual Incentive Compensation Plan for Executive Officers. This Plan for annual incentive awards is two-thirds based upon objective metrics that relate to “targeted” FFO and annual FFO growth relative to publicly-traded competitors of the Company. One-third of the potential annual bonus award is subject to the Compensation Committee’s evaluation of a number of other metrics which can be changed by the Compensation Committee as it deems appropriate to promote specific goals. The Plan also provides that bonuses shall be returned, as the Compensation Committee deems appropriate, to the extent resulting from restated financial statements of the Company due to a recipient’s misconduct, and that the Compensation Committee may make adjustments in bonuses to the extent they were affected by misstatements in the audited financial statements of other companies.

•

The Compensation Committee has revised long-term incentive awards in a manner to provide a direct linkage between payouts to executive officers and total return to shareholders. A portion of such awards since 2011 have made in the form of performance-based awards which are earned based upon the Company’s relative total shareholder return compared to certain peer companies.

Life Storage, Inc. 2018 Proxy Statement

•

Formal minimum share ownership requirements have been adopted for Named Executive Officers and members of the Board of Directors of the Company. While the Named Executive Officers and Board members have substantial holdings, this requirement reflects the Compensation Committee’s commitment to ensure alignment of management and shareholder interests.

•

As part of the succession plan for senior management of the Company, the Company entered into amendments to the existing employment agreements between the Company and each of Robert J. Attea and Kenneth F. Myszka. As contemplated by these amendments, Mr. Attea’s term of employment with the Company as Executive Chairman ended on December 31, 2017 and Mr. Myszka’s term of employment with the Company as President will end on December 31, 2018.

•

On November 1, 2017, the Company hired Joseph V. Saffire as new Chief Investment Officer of the Company and entered into an employment agreement with Mr. Saffire. At such time Paul T. Powell resigned from his position as Chief Investment Officer. Also at such time, Messrs. Andrew J. Gregoire and Edward F. Killeen entered into amended and restated employment agreements with the Company.

We believe that the information provided in this Proxy Statement demonstrates that the Company’s executive compensation program is designed appropriately to attract and retain talented executives and to align the executives’ interests with shareholders’ interests. Accordingly, the Board of Directors recommends that shareholders approve the compensation of the Company’s Named Executive Officers by approving the following say-on-pay resolution:

RESOLVED, that the shareholders of Life Storage, Inc. approve, on an advisory basis, the compensation of the executive officers identified in the “Summary Compensation Table,” as disclosed in the Life Storage, Inc. 2018 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying footnotes and narratives.

Say-on-pay votes under the Dodd-Frank Act are advisory. Although the results of the say-on-pay vote do not bind the Company, the Board of Directors will review the results very carefully. The Board of Directors views the vote as providing important information regarding investor sentiment about the Company’s executive compensation philosophy, policies and practice.

The affirmative vote of a majority of the votes cast is required for approval of the advisory resolution above. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS.

Life Storage, Inc. 2018 Proxy Statement

CERTAIN TRANSACTIONS

The Company has engaged Locke Acquisition Group, LLC as a broker to purchase and sell real property. During 2017, the Company paid Locke Acquisition Group, LLC $1,314,300 in commissions. Jonathan Attea, son of Robert J. Attea, is an employee of Locke Acquisition Group, LLC, however, he does not hold any equity in that company nor is he an officer or director.

Frederick G. Attea, the brother of Robert J. Attea, is a partner of the law firm of Phillips Lytle LLP, which has represented the Company since its inception and is currently representing the Company, and various joint ventures in which the Company has an ownership interest. Mr. Frederick G. Attea married Mr. Saffire’s mother-in-law in September 2017. For 2017, Phillips Lytle LLP’s legal fees for services rendered to the Company and to the various joint ventures in which the Company has an ownership interest totaled $2,385,739.

Michael Rogers and John Rogers are brothers of Mr. David L. Rogers and are employees of the Company. In 2017, Michael Rogers was paid a base salary and bonus of approximately $190,000 and he was issued 3,000 shares of restricted stock of the Company which vest over 8 years. His 2018 salary is approximately $171,000. In 2017, John Rogers was paid a base salary and bonus of approximately $139,000. His 2018 salary is approximately $143,000.

Jeffrey Myszka is the son of Mr. Kenneth Myszka and is an employee of the Company. In 2017, Jeffrey Myszka was paid a base salary and bonus of approximately $163,000 and his 2018 salary is approximately $181,000.

The transactions and arrangements above were reviewed and disclosed under the Company’s policies and procedures regarding related party transactions.

On March 18, 2018, the Company entered into a Cooperation Agreement with Land & Buildings Capital Growth Fund, LP, and its affiliates. Pursuant to the Cooperation Agreement, the Board of Directors of the Company agreed to fix the number of members of the Board at ten (10) until the Annual Meeting and agreed that eight (8) directors will be elected at the Annual Meeting. The Cooperation Agreement also provides that the Board agreed to appoint Dana Hamilton, Edward J Pettinella and David L. Rogers to the Board and include such individuals as nominees for the Board in this Proxy Statement. For additional information about the Cooperation Agreement, see the Company’s Current Report on Form 8-K filed on March 19, 2018.

PROPOSALS OF SHAREHOLDERS FOR THE 2019 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2019 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company, 6467 Main Street, Williamsville, New York 14221, no later than December 20, 2018.

The Company’s By-Laws set forth the procedure to be followed by a shareholder who wishes to recommend one or more persons for nomination to the Board of Directors or present a proposal at an annual meeting. Only a shareholder of record entitled to vote at

Life Storage, Inc. 2018 Proxy Statement

an annual meeting may present a proposal and must give timely written notice thereof to the Secretary of the Company at the address noted above. Generally, to be timely, a shareholder’s notice shall set forth all information required under the By-laws and shall be delivered to the Secretary not earlier than the 150th day (i.e. November 20, 2018) nor later than the 120th day (i.e. December 20, 2018) prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, notice by a shareholder must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company did not contemplate or expect that any business other than that pertaining to the subjects referred to in this Proxy Statement would be brought up for action at the meeting, but in the event that other business calling for a Shareholders’ vote does properly come before the meeting, the Proxies will vote thereon according to their best judgment in the interest of the Company.

A COPY OF LIFE STORAGE, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO THOSE SHAREHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING THE COMPANY. TO OBTAIN A COPY, PLEASE WRITE TO: ANDREW J. GREGOIRE, SECRETARY, LIFE STORAGE, INC., 6467 MAIN STREET, WILLIAMSVILLE, NEW YORK, 14221. THE 10-K IS ALSO AVAILABLE ON THE COMPANY’S WEBSITE (www.lifestorage.com).

By Order of the Board of Directors,

Andrew J. Gregoire

Secretary

April 19, 2018

Life Storage, Inc. 2018 Proxy Statement

ANNUAL MEETING OF SHAREHOLDERS OF

LIFE STORAGE, INC.

May 31, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 31, 2018: The Proxy Statement, Form 10-K for the year ended December 31, 2017 and the Annual Report to Shareholders are available at www.lifestorage.com/2018annualmeeting

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE DIRECTORS RECOMMEND A VOTE “FOR” ELECTION OF ALL NOMINEES,

“FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Electionof Directors:			2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: David L. Rogers Charles E. Lannon Stephen R. Rusmisel Arthur L. Havener, Jr. Mark G. Barberio Carol Hansell Dana Hamilton Edward J. Pettinella		3.	Proposal to approve the compensation of the Company’s executive officers.	☐	☐	☐
			4.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

PLEASE MARK, SIGN, DATE & RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐	Please check here if you plan to attend the meeting. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

LIFE STORAGE, INC.

SOLICITED BY THE BOARD OF DIRECTORS

for the Annual Meeting of Shareholders – May 31, 2018

David L. Rogers, Andrew J. Gregoire and Edward F. Killeen, and each of them with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of the stock of Life Storage, Inc. that are held of record by the undersigned on April 17, 2018 at the Annual Meeting of Shareholders of Life Storage, Inc., to be held at the Company’s headquarters, 6467 Main Street, Williamsville, New York 14221, on May 31, 2018 at 9:00 a.m., local time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, on each of the other matters described in the Proxy Statement and otherwise in their discretion.

The shares represented by this Proxy will be voted as directed by the shareholders. If no direction is given, such shares will be voted for election of all nominees for directors listed in Proposal 1, for Proposal 2, for Proposal 3.

Please return this proxy card promptly using the enclosed envelope.

(To be Signed on Reverse Side)

 COMMENTS:

ANNUAL MEETING OF SHAREHOLDERS OF

LIFE STORAGE, INC.

May 31, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on May 31, 2018:

The Proxy Statement, Form 10-K for the year ended December 31, 2017 and the Annual Report to Shareholders

are available at www.lifestorage.com/2018annualmeeting

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE DIRECTORS RECOMMEND A VOTE “FOR” ELECTION OF ALL NOMINEES,

“FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:			2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: David L. Rogers Charles E. Lannon Stephen R. Rusmisel Arthur L. Havener, Jr. Mark G. Barberio Carol Hansell Dana Hamilton Edward J. Pettinella		3.	Proposal to approve the compensation of the Company’s executive officers.	☐	☐	☐
			4.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

PLEASE MARK, SIGN, DATE & RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐	Please check here if you plan to attend the meeting. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.